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Filed Pursuant to Rule 424b5
Registration No. 333-234329

PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED NOVEMBER 6, 2019

$125,000,000

2.625% Convertible Senior Notes due 2026

We are offering $125,000,000 aggregate principal amount of our 2.625% convertible senior notes due 2026. In addition, we have granted the underwriter an option, which is exercisable within 30 days after the date of this prospectus supplement, to purchase up to an additional $18,750,000 aggregate principal amount of notes solely to cover over-allotments.

We will pay interest on the notes at an annual rate of 2.625%, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2020. The notes will mature on February 15, 2026, unless earlier converted or redeemed or repurchased by us.

Noteholders may convert their notes at their option only in the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2020, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the "measurement period") in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on our common stock, as described in this prospectus supplement; (4) if we call the notes for redemption; and (5) at any time from, and including, August 15, 2025 until the close of business on the scheduled trading day immediately before the maturity date. We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate(s). The initial conversion rate is 34.2618 shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $29.19 per share, and is subject to adjustment as described in this prospectus supplement. If a "make-whole fundamental change" (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.

The notes will be redeemable, in whole and not in part, at our option at any time on or after February 15, 2023, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. Calling the notes for redemption pursuant to the provision described in the preceding sentence will constitute a make-whole fundamental change, which will require us to increase the conversion rate in certain circumstances for a specified period of time.

In addition, if an "acquisition non-occurrence event" (as defined in this prospectus supplement) occurs, then the notes will be redeemable, in whole and not in part, at our option, on a redemption date occurring on or before May 29, 2020, at a cash redemption price equal to 101% the principal amount of the notes to be redeemed, plus accrued and unpaid interest, plus the "applicable premium" (as defined in this prospectus supplement).

If a "fundamental change" (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any.

The notes will be our senior, unsecured obligations and will be equal in right of payment with our existing and future senior, unsecured indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

On February 6, 2020, we entered into a definitive asset purchase agreement, or the Purchase Agreement, pursuant to which we agreed to purchase certain rights and assets and assume certain duties, liabilities and obligations related to Nucynta ER and Nucynta from Assertio Therapeutics, Inc., a Delaware corporation, or Assertio, which we refer to as the Nucynta Transaction. We intend to use the net proceeds from the sale of the notes, together with cash on hand and borrowings under our 2020 Loan Agreement (as defined herein), to fund the purchase price of the Nucynta Transaction. We intend to use the remaining net proceeds, if any, for general corporate purposes. This offering is not contingent on the consummation of the Nucynta Transaction.

No public market currently exists for the notes, and we do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Our common stock is listed on The NASDAQ Global Select Market under the symbol "COLL." On February 10, 2020 the last reported sale price of our common stock was $21.62 per share.

	Per Note	Total
Public offering price(1)	$1,000.00	$125,000,000
Underwriting discounts and commissions(2)	$30.00	$3,750,000
Proceeds, before expenses, to us	$970.00	$121,250,000

(1)
Plus accrued interest, if any, from February 13, 2020.

(2)
We refer you to "Underwriting" beginning on page S-71 of this prospectus supplement for additional information regarding underwriting compensation.

An investment in the notes involves risks. See "Risk Factors" beginning on page S-7.

Neither the Securities and Exchange Commission nor any state or foreign securities commission or regulatory authority has approved or disapproved of the notes or the shares of our common stock, if any, issuable upon the conversion of the notes or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

We expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company on or about February 13, 2020.

Sole Book-Running Manager

Jefferies

Prospectus supplement dated February 10, 2020.

In deciding whether to purchase the notes, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related pricing term sheet or other free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the underwriter has authorized anyone to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it.

You should not assume that the information included or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the respective dates of the documents in which the information is contained. Our business, financial condition, results of operations and prospects could have changed since those dates.

You should not consider any information included or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, tax or investment advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding

S-i

any purchase of the notes. Neither we nor the underwriter makes any representation regarding the legality of an investment in the notes by any person under applicable investment or similar laws.

We are not making offers to sell or solicitations to buy our notes in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. Persons outside the United States who come into possession of this prospectus supplement and accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement and accompanying prospectus outside the United States.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-234329) that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. This document is in two parts. The first part is this prospectus supplement which describes the terms of this offering of notes and adds to and updates the information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus relate to the offering of the notes. Before buying any notes offered hereby, we urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described below under the heading "Incorporation of Certain Documents by Reference." These documents contain important information about the notes offered hereby which you should consider before making your investment decisions.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled "Incorporation of Certain Documents by Reference."

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We obtained the industry, market and competitive position data used throughout this prospectus supplement and the accompanying prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. All of the market and industry data used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

In addition, while we believe the industry, market and competitive position data included in this prospectus supplement and the accompanying prospectus is reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those described in the section titled "Risk Factors." These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

References in this prospectus supplement and the accompanying prospectus to the terms "the Company," "Collegium," "we," "our" and "us" or other similar terms mean Collegium Pharmaceutical, Inc. and our wholly owned subsidiaries, unless we state otherwise or the context indicates otherwise.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, our business, this offering and selected information contained elsewhere in this prospectus supplement or incorporated in this prospectus supplement by reference. This summary does not contain all of the information you should consider before deciding to invest in the notes. You should carefully read this entire prospectus supplement and the accompanying prospectus and any free writing prospectus with respect to this offering filed by us with the SEC, including each of the documents incorporated herein or therein by reference, before making an investment decision. You should also carefully consider the information set forth under "Risk Factors" on page S-7 and in the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

Company Overview

We are a specialty pharmaceutical company committed to being the leader in responsible pain management. Our first product, Xtampza® ER, or Xtampza ER, is an abuse-deterrent, extended-release, oral formulation of oxycodone. In April 2016, the U.S. Food and Drug Administration, or FDA, approved our new drug application for Xtampza ER for the management of pain severe enough to require daily, around-the-clock, long-term opioid treatment and for which alternative treatment options are inadequate. In June 2016, we announced the commercial launch of Xtampza ER.

Our product portfolio also includes Nucynta ER and Nucynta, or the Nucynta Products. In December 2017, we entered into a Commercialization Agreement, or the Nucynta Commercialization Agreement, with Assertio Therapeutics, Inc., or Assertio, pursuant to which we acquired the right to commercialize the Nucynta Products in the United States. Nucynta ER is an extended-release formulation of tapentadol that is indicated for the management of pain severe enough to require daily, around-the-clock, long-term opioid treatment, including neuropathic pain associated with diabetic peripheral neuropathy in adults, and for which alternate treatment options are inadequate. Nucynta is an immediate-release formulation of tapentadol that is indicated for the management of moderate to severe acute pain severe enough to require an opioid analgesic and for which alternative treatments are inadequate in adults. We began shipping and recognizing product sales on the Nucynta Products on January 9, 2018 and began marketing the Nucynta Products in February 2018.

Recent Developments

Pending Acquisition of the Nucynta Products from Assertio

On February 6, 2020, we entered into a definitive asset purchase agreement, or the Purchase Agreement, with Assertio pursuant to which we will purchase certain rights and assets and assume certain duties, liabilities and obligations related to the Nucynta Products, which we refer to as the Nucynta Transaction, for an aggregate purchase price of $375 million, subject to certain adjustments. The net proceeds from the sale of the notes, together with cash on hand and borrowings under our 2020 Loan Agreement (as defined below), will be used to fund the Nucynta Transaction purchase price. Closing of the Nucynta Transaction is subject to customary closing conditions, including, without limitation, the absence of certain legal impediments and the performance of certain covenants and agreements. The Nucynta Transaction is expected to close in February 2020.

2020 Loan Agreement

On February 6, 2020, in connection with the signing of the Purchase Agreement, we entered into a Loan Agreement by and among us, our subsidiaries, BioPharma Credit PLC, as collateral agent and lender, and BioPharma Credit Investments V (Master) LP, as lender, which we refer to herein as the 2020 Loan Agreement. The lenders under the 2020 Loan Agreement made a commitment to fund $200 million in term loans to be used to finance the acquisition contemplated by the Nucynta Transaction.

Silicon Valley Bank Term Loan Facility

On January 23, 2020, we paid off the outstanding principal and accrued interest under our term loan facility with Silicon Valley Bank in an amount of $12.0 million with cash on hand.

Xtampza ER

We believe that Xtampza ER is well-positioned for its next stage of growth in 2020. In 2019, our market access team strengthened our formulary positions by securing additional contracts with insurers under which Xtampza ER is designated the exclusive ER oxycodone in the formulary, which we refer to as exclusive contracts, covering approximately 35 million additional lives. Of the approximately 187 million commercially-insured lives within the United States, the total number of lives covered by plans subject to exclusive contracts increased from approximately 41 million in December 2018 to approximately 85 million in January 2020. In addition, in 2020, we expect that approximately 39% of commercially-insured lives and approximately 38% of Medicare Part D lives will be covered under plans subject to exclusive contracts. In 2019, there were over 466,000 prescriptions of Xtampza ER written, representing approximately 49% growth over the prior year.

Preliminary Financial Data and Certain Other Information

For the fiscal year ended December 31, 2019, we had Xtampza ER revenues in the range of $104.5 million to $105.5 million, Nucynta franchise revenues in the range of $191.2 million to $192.2 million and total operating expenses in the range of $127.0 million to $128.5 million. As of December 31, 2019, we had cash and cash equivalents of approximately $170 million.

The preliminary financial and operational information included in this prospectus reflect management's estimates based solely upon information available to us as of the date of this prospectus and are the responsibility of management. The preliminary consolidated financial results presented above are not a comprehensive statement of our financial results for the year ended December 31, 2019 and have not been audited, reviewed or compiled by our independent registered public accounting firm, Deloitte & Touche LLP, or Deloitte. Accordingly, Deloitte does not express an opinion and assumes no responsibility for and disclaims any association with such preliminary consolidated financial results and operational information. The preliminary consolidated financial results presented above are subject to the completion of our financial closing procedures, which have not yet been completed. Our actual results for the year ended December 31, 2019 will not be available until after this offering is completed and may vary from these estimates. For example, during the course of the preparation of the respective financial statements and related notes, additional items that would require adjustments to be made to the preliminary estimated consolidated financial results presented above may be identified. While we do not expect that our actual results for the year ended December 31, 2019 will vary materially from the preliminary consolidated financial results presented above, there can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control. See "Risk Factors" and "Special Note Regarding Forward-Looking Statements."

Corporate Information

Our predecessor was incorporated in Delaware in April 2002 under the name Collegium Pharmaceuticals, Inc. and in October 2003, our predecessor changed its name to Collegium Pharmaceutical, Inc. In July 2014, we reincorporated in the Commonwealth of Virginia pursuant to a merger whereby Collegium Pharmaceutical, Inc., a Delaware corporation, merged with and into Collegium Pharmaceutical, Inc., a Virginia corporation, with the Virginia corporation surviving the merger.

Our headquarters are located at 100 Technology Center Drive, Suite 300, Stoughton, MA 02072 and our telephone number is (781) 713-3699. Our website address is www.collegiumpharma.com. The content contained in, or that can be accessed through, our website is not part of this prospectus. See "Where You Can Find Additional Information" and "Incorporation of Certain Documents by Reference."

NASDAQ Global Select Market Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol "COLL."

THE OFFERING

The summary below describes the principal terms of the notes. Certain of the terms of the notes described below are subject to important limitations and exceptions that are described in more detail under the caption "Description of Notes." As used in this section, "we," "our" and "us" refer to Collegium Pharmaceutical, Inc. and not to its subsidiaries.

Issuer	Collegium Pharmaceutical, Inc.
Notes

$125,000,000 aggregate principal amount of 2.625% convertible senior notes due 2026. We have granted the underwriter an option, which is exercisable within 30 days after the date of this prospectus supplement, to purchase up to an additional $18,750,000 aggregate principal amount of notes solely to cover over-allotments.

Ranking	The notes will be our senior, unsecured obligations and will be:
▪ equal in right of payment with our existing and future senior, unsecured indebtedness;
▪ senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes;
▪ effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and

▪

structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

Maturity	February 15, 2026, unless earlier repurchased, redeemed or converted.
Interest

2.625% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2020. In addition, special interest will accrue on the notes in the circumstances described under the caption "Description of Notes — Events of Default — Special Interest as Sole Remedy for Certain Reporting Defaults."

Conversion Rights	Noteholders may convert their notes at their option only in the following circumstances:

▪

during any calendar quarter commencing after the calendar quarter ending on March 31, 2020, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;

▪

during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the "measurement period") in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day;

▪ upon the occurrence of certain corporate events or distributions on our common stock, as described in this prospectus supplement;
▪ if we call the notes for redemption; and
▪ at any time from, and including, August 15, 2025 until the close of business on the scheduled trading day immediately before the maturity date.

We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate(s). If we elect to deliver cash or a combination of cash and shares of our common stock, then the consideration due upon conversion will be based on an observation period consisting of 40 "VWAP trading days" (as defined in this prospectus supplement). The initial conversion rate is 34.2618 shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $29.19 per share, and is subject to adjustment as described in this prospectus supplement.

If a "make-whole fundamental change" (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.
See "Description of Notes — Conversion Rights."

Redemption

The notes will be redeemable, in whole and not in part, at our option at any time on or after February 15, 2023, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. Calling the notes for redemption pursuant to the provision described in the preceding sentence will constitute a make-whole fundamental change, which will require us to increase the conversion rate in certain circumstances for a specified period of time.

In addition, if an "acquisition non-occurrence event" (as defined in this prospectus supplement) occurs, then the notes will be redeemable, in whole and not in part, at our option, on a redemption date occurring on or before May 29, 2020, at a cash redemption price equal to 101% the principal amount of the notes to be redeemed, plus accrued and unpaid interest, plus the "applicable premium" (as defined in this prospectus supplement).

See "Description of Notes — Redemption."
Repurchase at the Option of the Noteholders after a Fundamental Change

If a "fundamental change" (as defined in this prospectus supplement) occurs, then, subject to a limited exception described in this prospectus supplement, noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See "Description of Notes — Fundamental Change Permits Noteholders to Require Us to Repurchase Notes."

Trustee, Paying Agent and Conversion Agent	The Bank of New York Mellon Trust Company, N.A.
No Public Market

The notes are a new class of securities for which no public market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Accordingly, a liquid market for the notes may never develop. The underwriter has advised us that it intends to make a market in the notes. However, it is not obligated to do so and may discontinue any market-making activity at any time and without notice.

NASDAQ Global Select Market Symbol	Our common stock is listed on The NASDAQ Global Select Market under the symbol "COLL." On February 10, 2020 the last reported sale price of our common stock was $21.62 per share.
Use of Proceeds

We estimate that the net proceeds to us from this offering will be approximately $120.4 million (or approximately $138.6 million if the underwriter fully exercises its option to purchase additional notes), after deducting the underwriting discounts and commissions and our estimated offering expenses. We intend to use the net proceeds from the sale of the notes, together with cash on hand and borrowings under our 2020 Loan Agreement, to fund the purchase price of the Nucynta Transaction. We intend to use the remaining net proceeds, if any, for general corporate purposes. This offering is not contingent on the consummation of the Nucynta Transaction. If the Nucynta Transaction does not close and we do not use the proceeds to redeem the notes, we intend to use the net proceeds for general corporate purposes. See "Use of Proceeds."

Risk Factors	Investing in the notes involves risks. See "Risk Factors."
Material U.S. Federal Income Tax Considerations

For a description of material U.S. federal income tax consequences of purchasing, owning and disposing of the notes and shares of our common stock, if any, issuable upon the conversion of the notes, see "Material U.S. Federal Income Tax Considerations."

Book-Entry Form

We will initially issue the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC, without interest coupons, which we will deposit with the trustee as custodian for DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See "Description of Notes — Book Entry, Settlement and Clearance."

RISK FACTORS

Investing in the notes involves a high degree of risk. In addition to the other information included and incorporated by reference in this prospectus supplement, you should carefully consider the risks described or referred to below before deciding to purchase the notes, along with the risk factors described in "Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, as updated by other filings we have made and will make with the SEC incorporated by reference into this prospectus supplement. The occurrence of any of these risks may materially harm our business, results of operations and financial condition. As a result, the trading price of the notes and our common stock may decline, and you might lose part or all of your investment. As used in this section, "we," "our" and "us" refer to Collegium Pharmaceutical, Inc. and not to its subsidiaries.

Risks Related to This Offering

The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries.

The notes will be our senior, unsecured obligations and will rank equal in right of payment with our existing and future senior, unsecured indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. In addition, because none of our subsidiaries will guarantee the notes, the notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries. As of September 30, 2019, we had $11.5 million of consolidated indebtedness, all of which was secured indebtedness. After giving effect to the Nucynta Transaction, assuming it is consummated, and our anticipated draw under our 2020 Loan Agreement and repayment of our existing secured indebtedness, our pro forma consolidated indebtedness as of September 30, 2019 would have consisted of $200 million of secured indebtedness under the 2020 Loan Agreement. We will incur $125.0 million (or, if the underwriter fully exercises its option to purchase additional notes, $143.75 million) principal amount of additional indebtedness as a result of this offering. The indenture governing the notes will not prohibit us or our subsidiaries from incurring additional indebtedness, including senior or secured indebtedness, in the future.

If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to us, then the holders of any of our secured indebtedness may proceed directly against the assets securing that indebtedness. Accordingly, those assets will not be available to satisfy any outstanding amounts under our unsecured indebtedness, including the notes, unless the secured indebtedness is first paid in full. The remaining assets, if any, would then be allocated pro rata among the holders of our senior, unsecured indebtedness, including the notes. There may be insufficient assets to pay all amounts then due.

If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to any of our subsidiaries, then we, as a direct or indirect common equity owner of that subsidiary (and, accordingly, holders of our indebtedness, including the notes), will be subject to the prior claims of that subsidiary's creditors, including trade creditors and preferred equity holders. We may never receive any amounts from that subsidiary to satisfy amounts due under the notes.

Our indebtedness and liabilities could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under the notes.

As of September 30, 2019, we had approximately $11.5 million of consolidated indebtedness. We will incur $125.0 million (or, if the underwriter fully exercises its option to purchase additional notes, $143.75 million) principal amount of additional indebtedness as a result of this offering. After giving effect to the Nucynta Transaction, assuming it is consummated, and our anticipated draw under our 2020 Loan Agreement and repayment of our existing secured indebtedness, our pro forma consolidated indebtedness as of September 30, 2019 would have consisted of $200 million of secured indebtedness under the 2020 Loan Agreement. We may also incur additional indebtedness to meet future financing needs. Our indebtedness could have significant negative consequences for our security holders and our business, results of operations and financial condition by, among other things:

  ▪
  increasing our vulnerability to adverse economic and industry conditions;

  ▪
  limiting our ability to obtain additional financing;

  ▪
  requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;

  ▪
  limiting our flexibility to plan for, or react to, changes in our business;

  ▪
  diluting the interests of our existing shareholders as a result of issuing shares of our common stock upon conversion of the notes; and

  ▪
  placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our indebtedness, including the notes, and our cash needs may increase in the future. In addition, our 2020 Loan Agreement contains, and any future indebtedness that we may incur may contain, financial and other restrictive covenants that limit our ability to operate our business, raise capital or make payments under our other indebtedness. If we fail to comply with these covenants or to make payments under our indebtedness when due, then we would be in default under that indebtedness, which could, in turn, result in that and our other indebtedness becoming immediately payable in full. For a description of our outstanding indebtedness, see "Description of Other Indebtedness."

We may be unable to raise the funds necessary to repurchase the notes for cash following a fundamental change, or to pay any cash amounts due upon conversion, and our other indebtedness limits our ability to repurchase the notes or pay cash upon their conversion.

Noteholders, subject to a limited exception described in this prospectus supplement, may require us to repurchase their notes following a fundamental change at a cash repurchase price generally equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any. See "Description of Notes — Fundamental Change Permits Noteholders to Require Us to Repurchase Notes." In addition, upon conversion, we will satisfy part or all of our conversion obligation in cash unless we elect to settle conversions solely in shares of our common stock. We may not have enough available cash or be able to obtain financing at the time we are required to repurchase the notes or pay the cash amounts due upon conversion. In addition, applicable law, regulatory authorities and the agreements governing our other indebtedness may restrict our ability to repurchase the notes or pay the cash amounts due upon conversion. Our failure to repurchase notes or to pay the cash amounts due upon conversion when required will constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our other indebtedness, which may result in that other indebtedness becoming immediately payable in full. Concurrently with the closing of the Nucynta Transaction, assuming it is consummated, we will incur approximately $200 million of term loans under our 2020 Loan Agreement. Such indebtedness will amortize on a quarterly basis, and is due to fully mature in

2024. We may not have sufficient funds to satisfy all amounts due under our other indebtedness (including the 2020 Loan Agreement) and the notes.

Not all events that may adversely affect the trading price of the notes and our common stock will result in an adjustment to the conversion rate.

We will adjust the conversion rate of the notes for certain events, including:

  ▪
  certain stock dividends, splits and combinations;

  ▪
  the issuance of certain rights, options or warrants to holders of our common stock;

  ▪
  certain distributions of assets, debt securities, capital stock or other property to holders of our common stock;

  ▪
  cash dividends on our common stock; and

  ▪
  certain tender or exchange offers.

See "Description of Notes — Conversion Rights — Conversion Rate Adjustments." We are not required to adjust the conversion rate for other events, such as third-party tender offers or an issuance of common stock (or securities exercisable for, or convertible into, common stock) for cash, that may adversely affect the trading price of the notes and our common stock. An event may occur that adversely affects the noteholders and the trading price of the notes and the underlying shares of our common stock but that does not result in an adjustment to the conversion rate.

Not all significant restructuring transactions will constitute a fundamental change, in which case you will not have the right to require us to repurchase your notes for cash.

If certain corporate events called "fundamental changes" occur, you will have the right to require us to repurchase your notes for cash. See "Description of Notes — Fundamental Change Permits Noteholders to Require Us to Repurchase Notes." However, the definition of "fundamental change" is limited to specific corporate events and does not include all events that may adversely affect our financial condition or the trading price of the notes. For example, a leveraged recapitalization, refinancing, restructuring or acquisition by us may not constitute a fundamental change that would require us to repurchase the notes. Nonetheless, these events could significantly increase the amount of our indebtedness, harm our credit rating or adversely affect our capital structure and the trading price of the notes and our common stock.

The increase to the conversion rate resulting from a make-whole fundamental change may not adequately compensate noteholders for the lost option value of their notes. In addition, a variety of transactions that do not constitute a make-whole fundamental change may significantly reduce the option value of the notes without a corresponding increase to the conversion rate.

If certain corporate events that constitute a "make-whole fundamental change" occur, then we will, in certain circumstances, temporarily increase the conversion rate. See "Description of Notes — Conversion Rights — Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change." The amount of the increase to the conversion rate will depend on the date on which the make-whole fundamental change becomes effective and the applicable "stock price." While the increase to the conversion rate is designed to compensate noteholders for the lost option value of their notes resulting from a make-whole fundamental change, the increase is only an approximation and may not adequately compensate noteholders for the loss in option value. In addition, if the applicable "stock price" is greater than $150.00 per share or less than $21.62 per share (in each case, subject to adjustment), then we will not increase the conversion rate for the make-whole fundamental change. Moreover, we will not increase the conversion rate pursuant to these provisions to an amount that exceeds 46.2534 shares per $1,000 principal amount of notes, subject to adjustment.

Furthermore, the definition of make-whole fundamental change is limited to certain specific transactions. Accordingly, the make-whole fundamental change provisions of the indenture will not protect noteholders from other transactions that could significantly reduce the option value of the notes. For example, a spin-off or sale of a subsidiary or business division with volatile earnings, or a change in our line of business, could significantly affect the trading characteristics of our common stock and reduce the option value of the notes without constituting a make-whole fundamental change that results in a temporary increase to the conversion rate.

In addition, our obligation to increase the conversion rate in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

There is currently no trading market for the notes. If an active trading market for the notes does not develop, then noteholders may be unable to sell their notes at desired times or prices, or at all.

The notes are a new class of securities for which no market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Although the underwriter has advised us that it intends to make a market in the notes, it is not obligated to do so and may discontinue any market-making activity at any time and without notice. Accordingly, an active market for the notes may never develop, and, even if one develops, it may not be maintained. If an active trading market for the notes does not develop or is not maintained, then the market price and liquidity of the notes will be adversely affected and noteholders may not be able to sell their notes at desired times or prices, or at all.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the trading price and volatility of our common stock, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control. Historically, the market for convertible debt has been volatile. Market volatility could significantly harm the market for the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

The trading price of our common stock, the condition of the financial markets, prevailing interest rates and other factors could significantly affect the trading price of the notes.

We expect that the trading price of our common stock will significantly affect the trading price of the notes, which could result in greater volatility in the trading price of the notes than would be expected for non-convertible securities. The trading price of our common stock will likely continue to fluctuate in response to the factors described or referred to elsewhere in this section and under the caption "Cautionary Note Regarding Forward-Looking Statements," among others, many of which are beyond our control.

In addition, the condition of the financial markets and changes in prevailing interest rates can have an adverse effect on the trading price of the notes. For example, prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and we would expect an increase in prevailing interest rates to depress the trading price of the notes.

The issuance or sale of shares of our common stock, or rights to acquire shares of our common stock, could depress the trading price of our common stock and the notes.

We may conduct future offerings of our common stock, preferred stock or other securities that are convertible into or exercisable for our common stock to finance our operations or fund acquisitions, or for other purposes. In addition, as of September 30, 2019, there were outstanding options to purchase an aggregate of 4,140,629 shares of our common stock at a weighted average exercise price of $15.81 per share, of which options to purchase 2,147,473 shares of our common stock were then exercisable. In addition, as of September 30, 2019, we had an outstanding warrant held by Assertio to purchase 1,041,667 shares of our common stock at an exercise price of $19.20 per share. The indenture for the notes will not restrict our ability to issue additional equity securities in the future. If we issue additional shares of our common stock or rights to acquire shares of our common stock, if any of our existing shareholders sells a substantial amount of our common stock, or if the market perceives that such issuances or sales may occur, then the trading price of our common stock, and, accordingly, the notes may significantly decline. In addition, our issuance of additional shares of common stock will dilute the ownership interests of our existing common shareholders, including noteholders who have received shares of our common stock upon conversion of their notes.

We will make only very limited covenants in the indenture, and these limited covenants may not protect your investment.

Many debt instruments contain provisions that are designed to restrict the borrower's activities and operations in a manner that is designed to preserve the borrower's ability to make payments on the related indebtedness when due. These provisions include financial and operating covenants, and restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the borrower or any of its subsidiaries. The indenture for the notes will not contain any of these covenants or restrictions or otherwise place any meaningful restrictions on our ability to operate our business as management deems appropriate. As a result, your investment in the notes may not be as protected as an investment in an instrument that contains some or all of these types of covenants and restrictions.

Recent and future regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the notes and the ability of investors to implement in a convertible note arbitrage trading strategy.

We expect that many investors in the notes, including potential purchasers of the notes from investors in this offering, will seek to employ a convertible note arbitrage strategy. Under this strategy, investors typically short sell a certain number of shares of our common stock and adjust their short position over time while they continue to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of, or in addition to, short selling shares of our common stock.

The SEC and other regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc., and the national securities exchanges of a "limit up-limit down" program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts investors' ability to effect short sales of our common stock or enter into equity swaps on our common stock could depress the trading price of, and the liquidity of the market for, the notes.

In addition, the liquidity of the market for our common stock and other market conditions could deteriorate, which could reduce, or eliminate entirely, the number of shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our common stock with a note investor. These and other market events could make implementing a convertible note arbitrage strategy prohibitively expensive or infeasible. If investors in this offering or potential purchasers of the notes that seek to employ a convertible note arbitrage strategy are unable to do so on commercial terms, or at all, then the trading price of, and the liquidity of the market for, the notes may significantly decline.

You may be subject to tax if we adjust, or fail to adjust, the conversion rate of the notes, even though you will not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common shareholders, such as a cash dividend, you will be deemed to have received a distribution, which may be treated as a dividend subject to U.S. federal income tax, without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to the maturity date, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase also may be treated as a distribution subject to U.S. federal income tax as a dividend. See "Material U.S. Federal Income Tax Considerations." It is unclear whether any such deemed dividend would be eligible for the preferential tax treatment generally available for dividends paid by U.S. corporations to certain non-corporate U.S. Holders (as defined under "Material U.S. Federal Income Tax Considerations"). If you are a non-U.S. Holder (as defined under "Material U.S. Federal Income Tax Considerations"), any deemed dividend generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the notes or any shares of our common stock owned by you or from any proceeds of any subsequent sale, exchange or other disposition of the notes (including the retirement of a note) or such common stock or other funds or assets of yours. The Internal Revenue Service has proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers, which if adopted could affect the U.S. federal income tax treatment of beneficial owners of notes deemed to receive such a distribution. See "Description of Notes — Conversion Rights — Conversion Rate Adjustments" and "Material U.S. Federal Income Tax Considerations."

A rating agency may not rate the notes or may assign a rating that is lower than expected.

We do not intend to seek to have the notes rated by any rating agency. However, if one or more rating agencies rate the notes and assign a rating that is lower than the rating that investors expect, or reduce their rating in the future, then the trading price of our common stock and the notes could significantly decline.

In addition, market perceptions of our creditworthiness will directly affect the trading price of the notes. Accordingly, if a ratings agency rates any of our indebtedness in the future or downgrades or withdraws the rating, or puts us on credit watch, then the trading price of the notes will likely decline.

Provisions in the indenture could delay or prevent an otherwise beneficial takeover of us.

Certain provisions in the notes and the indenture could make a third party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a fundamental change, then noteholders will have the right to require us to repurchase their notes for cash. In addition, if a takeover constitutes a make-whole fundamental change, then we may be required to temporarily increase the conversion rate. In either case, and in other cases, our obligations under the notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that noteholders or holders of our common stock may view as favorable.

You may be unable to convert your notes before August 15, 2025, and the trading price of the notes could be less than the value of the consideration into which they could otherwise be converted.

Before August 15, 2025, you may convert your notes only if specific conditions are met. If these conditions are not met, then you will not be able to convert your notes and receive the cash, shares of our common stock or combination of cash and shares, as applicable, into which the notes would otherwise be convertible. As a result, the notes may trade at prices that are less than the value of the consideration into which they would otherwise be convertible.

Fluctuations in the trading price of our common stock after you elect to convert your notes may cause you to receive less valuable consideration than expected.

We will generally have the right to settle conversions in cash, shares of our common stock or a combination of cash and shares. If we elect to settle conversions solely in cash or in a combination of cash and shares, then the consideration due upon conversion will be determined based on the volume-weighted average price of our common stock during the related "observation period," which is defined under the caption "Description of Notes — Definitions" and will consist of 40 "VWAP trading days." Except in certain circumstances, the observation period will begin after the related conversion date. Accordingly, a considerable amount of time may lapse between the time you elect to convert your notes and the time you receive the consideration due upon conversion, and if the trading price of our common stock declines during this time, then you may receive less consideration, or consideration that is less valuable, than expected.

Your investment in the notes may be harmed if we redeem the notes.

We will have the right to redeem notes in certain circumstances including, without limitation, if the Purchase Agreement is terminated in accordance with its terms or our board determines that the Nucynta Transaction will not close or the Nucynta Transaction does not close by March 13, 2020. See "Description of Notes — Redemption." If we redeem your notes, then you may not be entitled to benefit from potential future appreciation in the trading price of our common stock, and you may be unable to reinvest any proceeds from the redemption in comparable investments at favorable interest rates.

Our management may spend the proceeds of this offering in ways with which you may disagree or that may not be profitable.

We intend to use the net proceeds from the sale of the notes, together with cash on hand and borrowings under our 2020 Loan Agreement, to fund the purchase price of the Nucynta Transaction. We intend to use the remaining net proceeds, if any, for general corporate purposes. However, this offering is not contingent on the consummation of the Nucynta Transaction and our management will have broad discretion to apply the net proceeds, and investors will rely on our management's judgment in spending the net proceeds. Moreover, if the Nucynta Transaction is not consummated, we will not be obligated to redeem the notes, and our management will have full discretion to apply the net proceeds from this offering. Our management may use the proceeds in ways that do not earn a profit or otherwise result in the creation of shareholder value. In addition, pending our use of the proceeds, we may invest the proceeds primarily in instruments that do not produce significant income or that may lose value.

The accounting method for the notes could adversely affect our reported financial condition and results.

The accounting method for reflecting the notes on our balance sheet, accruing interest expense for the notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.

We expect that, under applicable accounting principles, the initial liability carrying amount of the notes will be the fair value of a similar debt instrument that does not have a conversion feature, valued using our cost of capital for straight, unconvertible debt. We expect to reflect the difference between the net proceeds from this offering and the initial carrying amount as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported income or higher reported loss. The lower reported income or higher reported loss resulting from this accounting treatment could depress the trading price of our common stock and the notes.

In addition, because we intend to settle conversions by paying the conversion value in cash up to the principal amount being converted and any excess in shares, we expect to be eligible to use the treasury stock method to reflect the shares underlying the notes in our diluted earnings per share. Under this method, if the conversion value of the notes exceeds their principal amount for a reporting period, then we will calculate our diluted earnings per share assuming that all the notes were converted and that we issued shares of our common stock to settle the excess. However, if reflecting the notes in diluted earnings per share in this manner is anti-dilutive, or if the conversion value of the notes does not exceed their principal amount for a reporting period, then the shares underlying the notes will not be reflected in our diluted earnings per share. In addition, if accounting standards change in the future and we are not permitted to use the treasury stock method, then our diluted earnings per share may decline. For example, in July 2019, the Financial Accounting Standards Board published an exposure draft proposing to amend these accounting standards to eliminate the treasury stock method for convertible instruments and instead require application of the "if-converted" method. Under that method, if it is adopted, diluted earnings per share would generally be calculated assuming that all the notes were converted solely into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive. The application of the if-converted method may reduce our reported diluted earnings per share.

Furthermore, if any of the conditions to the convertibility of the notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the notes as a current, rather than a long-term, liability. This reclassification could be required even if no noteholders convert their notes and could materially reduce our reported working capital.

Because the notes will initially be held in book-entry form, noteholders must rely on DTC's procedures to exercise their rights and remedies.

We will initially issue the notes in the form of one or more "global notes" registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See "Description of Notes — Book Entry, Settlement and Clearance." Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of the notes. Payments of principal, interest and other amounts on global notes will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global notes and that those participants will credit the payments to indirect DTC participants. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from noteholders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis.

Holding notes will not, in itself, confer any rights with respect to our common stock.

Noteholders will generally not be entitled to any rights with respect to our common stock (including voting rights and rights to receive any dividends or other distributions on our common stock). However, noteholders will be subject to all changes affecting our common stock to the extent the trading price of the notes depends on the market price of our common stock and to the extent they receive shares of our common stock upon conversion of their notes. For example, if we propose an amendment to our charter documents that requires shareholder approval, then a noteholder will not, as such, be entitled to vote on the amendment, although the noteholder will be subject to any changes implemented by that amendment in the powers, preferences or special rights of our common stock.

Risks Related to the Nucynta Transaction

The Purchase Agreement may be terminated in accordance with its terms, or the Nucynta Transaction may otherwise not be completed.

We intend to use the net proceeds from this offering to finance a portion of the purchase price for the Nucynta Transaction, if it is completed. However, no assurance can be given that the Nucynta Transaction will be completed when expected, on the terms proposed or at all.

The Purchase Agreement contains conditions that must be fulfilled before a closing may occur. The Purchase Agreement also contains certain rights to terminate the agreement prior to the closing, including the right of either us or Assertio to terminate the Nucynta Transaction (i) if the closing has not occurred prior to March 13, 2020, (ii) if the closing would violate a final, non-appealable, legal restraint or prohibition preventing, enjoining, restraining or otherwise prohibiting the performance of the Purchase Agreement or the consummation of any of the transactions thereunder, or (iii) in the event of certain material breaches of the Purchase Agreement by the other party. Assertio may also terminate in specified circumstances if the closing conditions are satisfied or waived and we have failed to consummate the Nucynta Transaction. In addition, if the Purchase Agreement is terminated in specified circumstances, a $7.5 million termination fee becomes payable by us to Assertio. There can be no assurance that the conditions to closing will be satisfied or waived or that other events will not intervene to delay or prevent the completion of the Nucynta Transaction.

Investors will not have any right to require us to repurchase, redeem, or repay any notes offered hereby if the Nucynta Transaction is not completed.

This offering is not contingent on completion of the Nucynta Transaction. Investors will not have any right to require us to repurchase, redeem, or repay any notes offered hereby if the Nucynta Transaction is not completed. Accordingly, even if the Nucynta Transaction is not completed, the notes sold in this offering may remain outstanding. If the Purchase Agreement is terminated in accordance with its terms or our board determines that the Nucynta Transaction will not close or the Nucynta Transaction does not close by March 13, 2020, then the notes will be redeemable, in whole and not in part, at our option, on a redemption date occurring on or before May 29, 2020, at a cash redemption price equal to 101% the principal amount of the notes to be redeemed, plus accrued and unpaid interest, plus the "applicable premium." However, we will not be obligated to redeem the notes, and we may choose not to exercise our redemption right, in which case we may use the net proceeds from this offering for general corporate purposes.

The pendency of the Nucynta Transaction could adversely affect our business, financial results, and operations, and the market price of shares of our common stock.

The announcement and pendency of the Nucynta Transaction could cause disruptions and create uncertainty surrounding our business. In addition, we have diverted, and will continue to divert management resources to complete the Nucynta Transaction, which could have a negative impact on our ability to manage existing operations or pursue alternative strategic transactions, which could adversely affect our business, financial condition and results of operations. As a result of investor perceptions about the terms or benefits of the Nucynta Transaction, the market price of shares of our common stock may decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or the negative of those terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include, among other things, statements about:

  ▪
  our expectations related to the use of proceeds from this offering, if completed, including statements related to the pending Nucynta Transaction;

  ▪
  our expectations related to the consummation of the Nucynta Transaction and the potential impact on our future operating results;

  ▪
  our ability to commercialize and grow sales of our products;

  ▪
  our ability to manage our relationships with licensors;

  ▪
  our ability to obtain and maintain regulatory approval of our products and any product candidates, and any related restrictions, limitations, and/or warnings in the label of an approved product;

  ▪
  the size of the markets for our products and any product candidates, and our ability to service those markets;

  ▪
  the success of competing products that are or become available;

  ▪
  our ability to obtain and maintain reimbursement and third-party payor contracts for our products;

  ▪
  the costs of commercialization activities, including marketing, sales and distribution;

  ▪
  the rate and degree of market acceptance of our products;

  ▪
  changing market conditions for our products;

  ▪
  the outcome of any patent infringement, opioid-related or other litigation that may be brought by or against us, including litigation with Purdue and Teva;

  ▪
  the outcome of any governmental investigation related to the manufacture, marketing and sale of opioid medications;

  ▪
  the performance of our third-party suppliers and manufacturers;

  ▪
  our ability to secure adequate supplies of active pharmaceutical ingredient for each of our products and to manufacture adequate quantities of commercially salable inventory;

  ▪
  our ability to attract collaborators with development, regulatory and commercialization expertise;

  ▪
  our ability to obtain funding for our operations and business development;

  ▪
  regulatory developments in the United States;

  ▪
  our expectations regarding our ability to obtain and maintain sufficient intellectual property protection for our products and any product candidates;

  ▪
  our ability to comply with stringent government regulations relating to the manufacturing and marketing of pharmaceutical products, including U.S. Drug Enforcement Agency, or DEA, compliance;

  ▪
  the loss of key commercial, scientific or management personnel;

  ▪
  our customer concentration, which may adversely affect our financial condition and results of operations;

  ▪
  the accuracy of our estimates regarding expenses, revenue, capital requirements and need for additional financing; and

  ▪
  the other risks, uncertainties and factors discussed under the heading "Risk Factors" in our most recent Quarterly Report on Form 10-Q, as revised and supplemented by those risks described from time to time in other reports which we file with the SEC.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement and the accompanying prospectus, particularly under "Risk Factors" that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus supplement and the accompanying prospectus and in the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See "Risk Factors."

 USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $120.4 million (or approximately $138.6 million if the underwriter fully exercises its option to purchase additional notes), after deducting the underwriting discounts and commissions and our estimated offering expenses. We intend to use the net proceeds from the sale of the notes, together with cash on hand and borrowings under our 2020 Loan Agreement, to fund the purchase price of the Nucynta Transaction. We intend to use the remaining net proceeds, if any, for general corporate purposes. This offering is not contingent on the consummation of the Nucynta Transaction. If the Nucynta Transaction does not close and we do not use the proceeds to redeem the notes, we intend to use the net proceeds for general corporate purposes.

 CAPITALIZATION

The following table presents our cash and cash equivalents and our capitalization as of September 30, 2019:

  ▪
  on an actual basis; and

  ▪
  on an as adjusted basis to give effect to (i) the issuance and sale of $125,000,000 aggregate principal amount of the notes we are offering, after deducting the underwriting discounts and commissions and our estimated offering expenses and (ii) our entry into, and anticipated incurrence of $200,000,000 of indebtedness under, the 2020 Loan Agreement.

You should read this table in conjunction with, and it is qualified in its entirety by reference to, "Use of Proceeds" included elsewhere in this prospectus supplement, and under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical consolidated financial statements and the accompanying notes in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which is incorporated by reference into this prospectus supplement, as well as the other financial information incorporated by reference into this prospectus supplement.

	As of September 30, 2019
	Actual	As adjusted(1)
	(In thousands, except share and per share data)
Cash and cash equivalents	$153,838	$474,213

Debt:
Term loan payable(2)(3)	$11,500	$11,500
2020 Loan Agreement(2)	—	200,000
Principal amount of 2.625% convertible senior notes due 2026 we are offering(4)	—	125,000

Total debt	11,500	336,500

Shareholders' equity:
Preferred stock, $0.001 par value per share; 5,000,000 shares authorized, no shares outstanding, actual and as adjusted	—	—
Common stock, $0.001 par value per share; 100,000,000 shares authorized, 33,523,858 shares outstanding, actual and as adjusted	34	34
Additional paid-in capital(4)	441,922	441,922
Accumulated deficit	(357,698)	(357,698)

Total shareholders' equity(4)	84,258	84,258

Total capitalization(4)	$95,758	$420,758

(1)
The as adjusted figures in the table above do not give effect to the pending Nucynta Transaction, assuming it is completed, including our anticipated use of the proceeds from this offering, together with cash on hand and the proceeds from the 2020 Loan Agreement, to fund the Nucynta Transaction purchase price and related fees and expenses. See "Prospectus Supplement Summary — Recent Developments" for a description of the Nucynta Transaction and 2020 Loan Agreement.

(2)
Reflects principal amount outstanding, without deduction for debt discounts or issuance costs.

(3)
On January 23, 2020, we paid off the outstanding principal and accrued interest under our term loan facility with Silicon Valley Bank in an amount of $12.0 million with cash on hand. The table above does not reflect the payoff or any related gain or loss that we may recognize.

(4)
The amounts shown in the table above for the notes we are offering represent their principal amount. However, applicable accounting standards require separate accounting for the debt and equity components of convertible notes that, like the notes we are offering, can be settled partially or fully in cash upon conversion. We expect the initial carrying amount of the debt component of the notes, which will be reflected as a liability on our balance sheet, to be the fair value of a similar debt instrument that does not have a conversion feature (that is, the present value of the principal and interest payments on the notes, discounted using an interest rate equal to our cost of capital for straight, unconvertible debt), net of issuance costs attributable to the debt component. The excess of the net proceeds of the notes over this initial liability carrying amount will be deemed to be the equity component of the notes. We expect to record the amount of the equity component as an increase to additional paid-in capital in the shareholders' equity section of our balance sheet and as a debt discount on the notes for accounting purposes. This debt discount will be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported net income or larger reported net loss. Future accounting standards may change the manner in which we reflect the notes in our financial statements.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

 DESCRIPTION OF NOTES

We will issue the notes under an indenture and a supplemental indenture (such indenture, as supplemented by such supplemental indenture, the "indenture"), each to be dated as of the initial closing date of this offering, between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the "trustee").

The following is a summary of certain provisions of the notes and the indenture. It is only a summary and is not complete. We qualify this summary by referring you to the indenture and the notes, because they, and not this summary, define your rights as a holder of the notes. We will provide you with a copy of the indenture, which includes the form of the notes, as provided under the caption "Where You Can Find Additional Information." In addition, the indenture and the notes will be deemed to include certain terms that are made a part of the indenture and the notes pursuant to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

Certain terms used in this summary are defined below under the caption "— Definitions." Certain other terms used in this summary are defined in the indenture. This "Description of Notes" section supplements and, to the extent inconsistent therewith, supersedes the information in the accompanying prospectus under the caption "Description of Debt Securities."

References to "we," "us" and "our" in this section refer to Collegium Pharmaceutical, Inc. only and not to any of its subsidiaries. References to any "note" in this section refer to any authorized denomination of a note, unless the context requires otherwise.

Generally

The notes will:

  ▪
  be our senior, unsecured obligations;

  ▪
  initially be limited to an aggregate principal amount of $125,000,000 (or $143,750,000, if the underwriter fully exercises its option to purchase additional notes);

  ▪
  bear interest from, and including, February 13, 2020, at an annual rate of 2.625%, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2020;

  ▪
  bear special interest in the circumstances described below under the caption "— Events of Default — Special Interest as Sole Remedy for Certain Reporting Defaults";

  ▪
  mature on February 15, 2026, unless earlier repurchased, redeemed or converted;

  ▪
  be redeemable, in whole and not in part, at our option, in the circumstances and at the times and the redemption prices described below under the caption "— Redemption";

  ▪
  be subject to repurchase by us at the noteholders' option if a "fundamental change" (as defined below under the caption "— Definitions") occurs, at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (subject to the right of noteholders on a record date to receive the related interest payment), as described below under the caption "— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes";

  ▪
  be convertible, at the noteholders' option, into cash, shares of our common stock or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share, if applicable), at our election, based on an initial conversion rate of 34.2618 shares per $1,000 principal amount of notes (which represents an initial conversion price of approximately $29.19 per share), under the conditions, and subject to the adjustments, described below under the caption "— Conversion Rights";

  ▪
  be issued in principal amount denominations of $1,000 or any integral multiple of $1,000 in excess thereof, which we refer to as an "authorized denomination"; and

  ▪
  initially be represented by one or more registered notes in global form, but may, in certain circumstances, be exchanged for notes in definitive form, as described below under the caption "— Book Entry, Settlement and Clearance."

The indenture will not contain any financial covenants and will not limit us or our subsidiaries from incurring additional indebtedness, paying dividends or issuing or repurchasing any securities. Except to the extent described below under the captions "— Conversion Rights — Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change," "— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes" and "— Consolidation, Merger and Asset Sale," the indenture will not contain any provisions designed to protect noteholders upon a highly leveraged transaction involving us or a decline in our credit rating as a result of a recapitalization, takeover, highly leveraged transaction or other restructuring involving us.

Without the consent of any noteholder, we may issue additional notes under the indenture with the same terms as the notes we are offering (except for certain differences, such as the issue price, the date as of which interest begins to accrue and the first interest payment date for such additional notes) in an unlimited principal amount. However, such additional notes must be identified by a separate CUSIP number or by no CUSIP number if they are not fungible, for federal income tax or federal securities laws purposes, with other notes we issue under the indenture. For purposes of the notes, the preceding sentence supersedes, in its entirety, the third sentence under the caption "Description of Debt Securities — General" in the accompanying prospectus.

We do not intend to list the notes on any securities exchange or include them in any automated inter-dealer quotation system.

Absent manifest error, a person in whose name a note is registered on the registrar's books will be considered to be the holder of that note for all purposes, and only registered noteholders (which, in the case of notes held through DTC, will initially be DTC's nominee, Cede & Co.) will have rights under the indenture as noteholders.

Subject to applicable law, we or our subsidiaries may directly or indirectly repurchase notes in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives. The indenture requires us to promptly deliver to the trustee for cancellation all notes that we or our subsidiaries have purchased or otherwise acquired.

Payments on the Notes

We will pay (or cause the paying agent to pay) the principal of, and interest on, any global note by wire transfer of immediately available funds. We will pay (or cause the paying agent to pay) the principal of, and interest on, any physical note as follows:

  ▪
  if the principal amount of such note is at least $5.0 million (or such lower amount as we may choose in our sole and absolute discretion) and the holder of such note entitled to such payment has delivered to the paying agent or the trustee, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States, by wire transfer of immediately available funds to such account; and

  ▪
  in all other cases, by check mailed to the address of such holder set forth in the note register.

To be timely, a written request referred to in the first bullet point above must be delivered no later than the "close of business" (as defined below under the caption "— Definitions") on the following date: (i) with respect to the payment of any interest due on an interest payment date, the immediately preceding record date; and (ii) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.

If the due date for a payment on a note is not a "business day" (as defined below under the caption "— Definitions"), then such payment may be made on the immediately following business day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a "business day."

Registrar, Paying Agent and Conversion Agent

We will maintain one or more offices or agencies in the continental United States where notes may be presented for registration of transfer or for exchange, payment and conversion to the parties appointed as the "registrar," "paying agent" and "conversion agent," respectively. We have appointed the trustee as the initial registrar, paying agent and conversion agent and its office in the United States as a place where notes may be presented for payment. However, we may change the registrar, paying agent and conversion agent, and we or any of our subsidiaries may choose to act in that capacity as well, without prior notice to the noteholders.

Transfers and Exchanges

A noteholder may transfer or exchange its notes at the office of the registrar in accordance with the indenture. We, the trustee and the registrar may require the noteholder to, among other things, deliver appropriate endorsements or transfer instruments, and such certificates or other documentation or evidence as we or they may reasonably require to determine that such transfer or exchange complies with applicable securities laws. In addition, we, the trustee and the registrar may refuse to register the transfer or exchange of any note that is subject to conversion, redemption or required repurchase.

We have appointed the trustee's office in the United States as a place where notes may be presented for registration of transfer or for exchange. However, we may change the registrar or act as the registrar ourselves without prior notice to the noteholders.

Interest

The notes will bear cash interest at an annual rate of 2.625%, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2020, to the noteholders of record of the notes as of the close of business on the immediately preceding February 1 and August 1, respectively. Interest will accrue from, and including, the last date to which interest has been paid or duly provided for (or, if no interest has been paid or duly provided for, from, and including, the date the notes are initially issued) to, but excluding, the next interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

In addition to the stated interest on the notes referred to above, special interest will accrue on the notes in the circumstances described below under the caption "— Events of Default — Special Interest as Sole Remedy for Certain Reporting Defaults." All references in this prospectus supplement to interest on the notes include any special interest payable on the notes, unless the context requires otherwise.

Ranking

The notes will be our senior, unsecured obligations and will be:

  ▪
  equal in right of payment with our existing and future senior, unsecured indebtedness;

  ▪
  senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes;

  ▪
  effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and

  ▪
  structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

The indenture will not prohibit us from incurring additional indebtedness, including secured indebtedness, which would be effectively senior to the notes to the extent of the value of the collateral securing that indebtedness, or indebtedness that would rank equal in right of payment with the notes. The indenture will also not prohibit our subsidiaries from incurring any additional indebtedness or other liabilities that would be structurally senior to our obligations under the notes.

In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure any indebtedness will not be available to make payments under the notes unless all of that secured indebtedness is first paid in full. In the event of the bankruptcy, liquidation, reorganization or other winding up of any of our subsidiaries, we, as a common equity holder of that subsidiary, and, therefore, the noteholders, will rank behind that subsidiary's creditors, including that subsidiary's trade creditors, and (to the extent we are not a holder thereof) that subsidiary's preferred equity holders. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be effectively subordinated to any security interest of others in the assets of that subsidiary, to the extent of the value of those assets, and would be subordinated to any indebtedness of that subsidiary that is senior in right of payment to that held by us.

Our subsidiaries will have no obligations under the notes. The ability of our subsidiaries to pay dividends or make other payments to us is restricted by, among other things, corporate and other laws and by agreements to which our subsidiaries may become a party. Accordingly, we may be unable to gain access to the cash flow or assets of our subsidiaries to enable us to make payments on the notes.

As of September 30, 2019, we had $11.5 million of consolidated indebtedness, all of which was secured indebtedness. After giving effect to the Nucynta Transaction, assuming it is consummated, and our anticipated draw under our 2020 Loan Agreement and repayment of our existing secured indebtedness, our pro forma consolidated indebtedness as of September 30, 2019 would have consisted of $200 million of secured indebtedness under the 2020 Loan Agreement. We will incur $125.0 million (or, if the underwriter fully exercises its option to purchase additional notes, $143.75 million) principal amount of additional indebtedness as a result of this offering.

See "Risk Factors — Risks Relating to This Offering — The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries."

Redemption

We may not redeem the notes at our option at any time before February 15, 2023, except pursuant to the provisions described below under the caption "— Redemption Upon Acquisition Non-Occurrence Event."

  Redemption on or After February 15, 2023 Based on Stock Price Condition

Subject to the terms of the indenture, we have the right, at our election, to redeem all, but not less than all, of the notes, at any time, on a redemption date on or after February 15, 2023, for cash, but only if the "last reported sale price" (as defined below under the caption "— Definitions") per share of common stock exceeds 130% of the "conversion price" (as defined below under the caption "— Definitions") on (i) each of at least 20 "trading days" (as defined below under the caption "— Definitions"), whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (ii) the trading day immediately before the date we send such notice. We refer to a redemption pursuant to the provision described in the preceding sentence as an "optional redemption." Calling any notes for optional redemption will constitute a "make-whole fundamental change" (as defined below under the caption "— Definitions"), which may result in a temporary increase to the conversion rate.

  Redemption Upon Acquisition Non-Occurrence Event

Subject to the terms of the indenture, if an "acquisition non-occurrence event" (as defined below under the caption "— Definitions") occurs, then we will have the right, at our election, to redeem all, but not less than all, of the notes, at any time, on a redemption date on or before May 29, 2020, for cash. We refer to a redemption pursuant to the provision described in the preceding sentence as an "acquisition non-occurrence redemption." For the avoidance of doubt, calling any notes for acquisition non-occurrence redemption will not, in itself, constitute a "make-whole fundamental change."

  Redemption Date

The redemption date will be a business day of our choosing that is no more than 65, nor less than 45, "scheduled trading days" (as defined below under the caption "— Definitions") after the date we send the related redemption notice, as described below. In addition to satisfying the requirement described in the preceding sentence, the redemption date for an acquisition non-occurrence redemption must be on or before May 29, 2020; provided, however, that if the last "VWAP trading day" (as defined below under the caption "— Definitions") of the related "acquisition non-occurrence redemption observation period" occurs on or after the redemption date, then we may postpone delivery of the redemption price otherwise due on such redemption date to the business day immediately after such last VWAP trading day.

  Redemption Price

The redemption price for any note called for (i) optional redemption will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the redemption date; and (ii) acquisition non-occurrence redemption will be 101% of the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the redemption date, plus the "applicable premium" (as defined below under the caption "— Definitions"). However, if the redemption date for an optional redemption or an acquisition non-occurrence redemption is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the redemption price will not include accrued and unpaid interest on such note to, but excluding, such redemption date. For the avoidance of doubt, the applicable premium will not be paid on any note that is called for acquisition non-occurrence redemption if that note is converted.

  Redemption Notice

We will send to each noteholder notice of any optional redemption or acquisition non-occurrence redemption containing certain information set forth in the indenture, including the applicable redemption price and the redemption date. Substantially contemporaneously, we will issue a press release through such national newswire service as we then use containing the information set forth in the redemption notice.

  Redemption Prohibited in Certain Circumstances

Notwithstanding anything to the contrary above, we may not redeem any notes if the principal amount of the notes has been accelerated (other than as a result of a failure to pay the related redemption price and any related interest described above) and such acceleration has not been rescinded on or before the redemption date.

Conversion Rights

  Generally

Noteholders will have the right to convert their notes (or any portion of a note in an authorized denomination), in the circumstances described below, into cash, shares of our common stock or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share, if applicable), at our election, based on an initial conversion rate of 34.2618 shares per $1,000 principal amount of notes (which represents an initial conversion price of approximately $29.19 per share).

Noteholders may convert their notes only in the circumstances described below under the caption "— When the Notes May Be Converted."

  Treatment of Interest upon Conversion

We will not adjust the conversion rate to account for any accrued and unpaid interest on any note being converted, and, except as described below, our delivery of the consideration due in respect of the conversion will be deemed to fully satisfy and discharge our obligation to pay the principal of, and accrued and unpaid interest, if any, on, such note to, but excluding, the "conversion date" (as defined below under the caption "— Conversion Procedures"). As a result, except as described below, any accrued and unpaid interest on a converted note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, if the consideration due upon conversion consists of both cash and shares of our common stock, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash.

Notwithstanding anything to the contrary above, if the conversion date of a note is after a regular record date and before the next interest payment date, then:

  ▪
  the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such conversion, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and

  ▪
  the noteholder surrendering such note for conversion must deliver, at the time it surrenders such note, an amount of cash equal to the amount of such interest.

However, such noteholder need not deliver such cash:

  ▪
  if we have specified a redemption date that is after such regular record date and on or before the business day immediately after such interest payment date;

  ▪
  if such conversion date occurs after the regular record date immediately before the maturity date;

  ▪
  if we have specified a "fundamental change repurchase date" (as defined below under the caption "— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes") that is after such regular record date and on or before the business day immediately after such interest payment date; or

  ▪
  to the extent of any overdue interest or interest that has accrued on any overdue interest.

Accordingly, for the avoidance of doubt, all noteholders as of the close of business on the regular record date immediately before the maturity date will receive the full interest payment that would have been due on the maturity date regardless of whether their notes have been converted after such regular record date.

  When the Notes May Be Converted

Noteholders may convert their notes only in the circumstances set forth below. However, in no event may notes be converted after the close of business on the scheduled trading day immediately before the maturity date.

          Conversion upon Satisfaction of Common Stock Sale Price Condition

A noteholder may convert its notes during any calendar quarter commencing after the calendar quarter ending on March 31, 2020 (and only during such calendar quarter), if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter.

          Conversion upon Satisfaction of Note Trading Price Condition

A noteholder may convert its notes during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the "measurement period") if the "trading price" (as defined below under the caption "— Definitions") per $1,000 principal amount of notes, as determined by the bid solicitation agent following a request by a noteholder in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day. We refer to this condition as the "trading price condition."

The bid solicitation agent (if not us) will have no obligation to determine the trading price of the notes unless we have requested such determination in writing, and we will have no obligation to make such request (or seek bids ourselves) unless a noteholder of at least $5.0 million aggregate principal amount of notes (or such lesser principal amount as may be then outstanding) provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price per share of our common stock and the conversion rate. If such a noteholder provides such evidence, then we will instruct the bid solicitation agent to (or, if we are acting as the bid solicitation agent, we will) determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day. If the trading price condition has been met as described above, then we will notify the noteholders of the same. If, on any trading day after the trading price condition has been met as described above, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day, then we will notify the noteholders of the same and, thereafter, the bid solicitation agent (if not us) will (or, if we are acting as the bid solicitation agent, we will) have no obligation to solicit bids as described above, and we will have no obligation to request the bid solicitation agent (if not us) to solicit such bids, in each case until another noteholder request is made as described above.

We will act as the initial bid solicitation agent. However, we may change the bid solicitation agent, and we may appoint any of our subsidiaries to act in that capacity as well, without prior notice to the noteholders.

          Conversion upon Specified Corporate Events

                  Certain Distributions

If we elect to:

  ▪
  distribute, to all or substantially all holders of our common stock, any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from our common stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this bullet point upon their separation from our common stock or upon the occurrence of such triggering event) entitling them, for a period of not more than 60 calendar days after the record date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced (determined in accordance with the provisions described in the third paragraph of clause (2) under the heading "— Conversion Rate Adjustments — Generally" below); or

  ▪
  distribute, to all or substantially all holders of our common stock, assets or securities of ours or rights to purchase our securities, which distribution per share of our common stock has a value, as reasonably determined by us in good faith, exceeding 10% of the last reported sale price per share of our common stock on the trading day immediately before the date such distribution is announced, then, in either case, we will send notice of such distribution, and of the related right to convert notes, to noteholders at least 45 scheduled trading days before the "ex-dividend date" (as defined below under the caption "— Definitions") for such distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such triggering event under a stockholder rights plan, as soon as reasonably practicable after we become aware that such separation or triggering event has occurred or will occur). Once we have sent such notice, noteholders may convert their notes at any time until the earlier of the close of business on the business day immediately before such ex-dividend date and our announcement that such distribution or issuance will not take place. However, the notes will not become convertible on account of such distribution (but we will still be required to send notice of such distribution as described above) if each noteholder participates, at the same time and on the same terms as holders of our common stock, and solely by virtue of being a noteholder, in such distribution without having to convert such noteholder's notes and as if such noteholder held a number of shares of our common stock equal to the product of (i) the conversion rate in effect on the record date for such distribution; and (ii) the aggregate principal amount (expressed in thousands) of notes held by such noteholder on such date.

                  Certain Corporate Events

If a fundamental change, make-whole fundamental change (other than a make-whole fundamental change pursuant to clause (ii) of the definition thereof) or "common stock change event" (as defined below under the caption "— Effect of Common Stock Change Event") occurs (other than a merger or other business combination transaction that is effected solely to change our jurisdiction of incorporation and that does not constitute a fundamental change or a make-whole fundamental change), then, in each case, noteholders may convert their notes at any time from, and including, the effective date of such transaction or event to, and including, the 35th trading day after such effective date (or, if such transaction or event also constitutes a fundamental change (other than an "exempted fundamental change," as defined below under the caption "— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes — No Repurchase Right in Certain Circumstances"), to, but excluding, the related fundamental change repurchase date). No later than such effective date, we will send notice to the noteholders of such transaction or event, such effective date and the related right to convert notes. If we do not provide such notice by the effective date, then the last day on which the notes are convertible will be extended by the number of business days from, and including, the effective date to, but excluding, the date we provide the notice.

          Conversion upon Redemption

If we call the notes for redemption, then the holder of such note may convert such note at any time before the close of business on the business day immediately before the related redemption date (or, if we fail to pay the applicable redemption price due on such redemption date in full, at any time until such time as we pay such redemption price in full).

          Conversions During Free Convertibility Period

A noteholder may convert its notes at any time from, and including, August 15, 2025 until the close of business on the scheduled trading day immediately before the maturity date.

  Conversion Procedures

To convert a beneficial interest in a global note, the owner of the beneficial interest must:

  ▪
  comply with the "depositary procedures" (as defined below under the caption "— Definitions") for converting the beneficial interest (at which time such conversion will become irrevocable);

  ▪
  if applicable, pay any interest payable on the next interest payment date, as described above under the caption "— Treatment of Interest upon Conversion"; and

  ▪
  if applicable, pay any documentary or other taxes as described below.

To convert all or a portion of a physical note, the holder of such note must:

  ▪
  complete, manually sign and deliver to the conversion agent the conversion notice attached to such note or a facsimile of such conversion notice;

  ▪
  deliver such note to the conversion agent (at which time such conversion will become irrevocable);

  ▪
  furnish any endorsements and transfer documents that we or the conversion agent may require;

  ▪
  if applicable, pay any interest payable on the next interest payment date, as described above under the caption "— Treatment of Interest upon Conversion"; and

  ▪
  if applicable, pay any documentary or other taxes as described below.

Notes may be surrendered for conversion only after the "open of business" (as defined below under the caption "— Definitions") and before the close of business on a day that is a business day.

We will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any shares of our common stock upon conversion, except any tax or duty that is due because the converting noteholder requests those shares to be registered in a name other than the noteholder's name.

We refer to the first business day on which the requirements described above to convert a note are satisfied as the "conversion date."

If a noteholder has validly delivered a "fundamental change repurchase notice" (as defined below under the caption "— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes") with respect to a note, then such note may not be converted, except to the extent (i) such notice is withdrawn in accordance with the procedures described below; or (ii) we fail to pay the related fundamental change repurchase price for such note.

  Settlement upon Conversion

          Generally

Upon conversion, we may choose to pay or deliver, as applicable, either cash ("cash settlement"), shares of our common stock ("physical settlement") or a combination of cash and shares of our common stock ("combination settlement"), as described below. We refer to each of these settlement methods as a "settlement method." If cash settlement or combination settlement applies to a conversion, then the consideration due will be determined over an "observation period" (as defined below under the caption "— Definitions") consisting of 40 VWAP trading days.

          Settlement Method

We will have the right, as described below, to elect the settlement method applicable to the conversion of any notes. Except as described below, we must use the same settlement method for all conversions with a conversion date that occurs on the same day, but we will not be obligated to use the same settlement method for conversions with conversion dates that occur on different days. All conversions with a conversion date that occurs on or after August 15, 2025 will be settled using the same settlement method, and we will send notice of such settlement method to noteholders no later than the open of business on August 15, 2025. If we elect a settlement method for a conversion with a conversion date that occurs before August 15, 2025, then we will send notice of such settlement method to the converting noteholder no later than the close of business on the business day immediately after the conversion date. Notwithstanding anything to the contrary described above, if we call the notes for redemption, then (i) we will specify in the related redemption notice the settlement method that will apply to all conversions with a conversion date that occurs on or after the date we send such redemption notice and before the related redemption date; and (ii) if the related redemption date is on or after August 15, 2025, then such settlement method must be the same settlement method that applies to all conversions with a conversion date that occurs on or after August 15, 2025.

If we do not timely elect a settlement method with respect to any conversion, then we will be deemed to have elected the "default settlement method" (as defined below). If we timely elect combination settlement with respect to a conversion but do not timely notify the converting noteholder of the applicable "specified dollar amount" (as defined below under the caption "— Definitions"), then the specified dollar amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of notes. For the avoidance of doubt, our failure to timely elect a settlement method or specify the applicable specified dollar amount will not constitute a default under the indenture. We currently intend to settle conversions through combination settlement with a specified dollar amount of $1,000 per $1,000 principal amount of notes.

The "default settlement method" will initially be combination settlement with a specified dollar amount of $1,000 per $1,000 principal amount of notes. However, we may, from time to time, change the default settlement method by sending notice of the new default settlement method to the noteholders. In addition, we may, by notice to the noteholders, irrevocably fix the settlement method, to any settlement method that we are then permitted to elect, that will apply to all note conversions with a conversion date that is on or after the date we send such notice. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the indenture or the notes, including pursuant to the provisions described in the seventh bullet point of the third paragraph under the caption "— Modification and Amendment" below. However, we may nonetheless choose to execute such an amendment at our option.

          Consideration Due upon Conversion

The consideration due upon conversion of each $1,000 principal amount of a note will be as follows:

  ▪
  if physical settlement applies, a number of shares of our common stock equal to the conversion rate in effect on the conversion date for such conversion;

  ▪
  if cash settlement applies, cash in an amount equal to the sum of the "daily conversion values" (as defined below under the caption "— Definitions") for each VWAP trading day in the observation period for such conversion; or

  ▪
  if combination settlement applies, (i) a number of shares of our common stock equal to the sum of the "daily share amounts" (as defined below under the caption "— Definitions") for each VWAP trading day in the observation period for such conversion; and (ii) an amount of cash equal to the sum of the "daily cash amounts" (as defined below under the caption "— Definitions") for each VWAP trading day in such observation period.

However, in lieu of delivering any fractional share of common stock otherwise due upon conversion, we will pay cash based on (i) the daily VWAP on the applicable conversion date (or, if such conversion date is not a VWAP trading day, the immediately preceding VWAP trading day), in the case of physical settlement; or (ii) the daily VWAP on the last VWAP trading day of the applicable observation period, in the case of combination settlement.

If a noteholder converts more than one note on a conversion date, then the consideration due upon such conversion will (in the case of any global note, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total principal amount of notes converted on such conversion date by that noteholder.

                  Delivery of the Conversion Consideration

Except as described below under the captions "— Conversion Rate Adjustments" and "— Effect of Common Stock Change Event," we will pay or deliver, as applicable, the consideration due upon conversion as follows: (i) if cash settlement or combination settlement applies, on or before the second business day immediately after the last VWAP trading day of the observation period for such conversion; and (ii) if physical settlement applies, on or before the second business day immediately after the conversion date for such conversion.

  When Converting Noteholders Become Stockholders of Record

The person in whose name any share of common stock is issuable upon conversion of any note will be deemed to become the holder of record of that share as of the close of business on (i) the conversion date for such conversion, in the case of physical settlement; or (ii) the last VWAP trading day of the observation period for such conversion, in the case of combination settlement.

  Conversion Rate Adjustments

          Generally

The conversion rate will be adjusted for the events described below. However, we are not required to adjust the conversion rate for these events (other than a stock split or combination or a tender or exchange offer) if each noteholder participates, at the same time and on the same terms as holders of our common stock, and solely by virtue of being a holder of notes, in such transaction or event without having to convert such noteholder's notes and as if such noteholder held a number of shares of our common stock equal to the product of (i) the conversion rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of notes held by such noteholder on such date.

(1)
Stock Dividends, Splits and Combinations.    If we issue solely shares of our common stock as a dividend or distribution on all or substantially all shares of our common stock, or if we effect a stock split or a stock combination of our common stock (in each case excluding an issuance solely pursuant to a common stock change event, as to which the provisions described below under the caption "— Effect of Common Stock Change Event" will apply), then the conversion rate will be adjusted based on the following formula:

where:
CR0	=
the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution, or immediately before the open of business on the effective date of such stock split or stock combination, as applicable;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;
OS0	=
the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and
OS1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

  If any dividend, distribution, stock split or stock combination of the type described in this paragraph (1) is declared or announced, but not so paid or made, then the conversion rate will be readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the conversion rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)
Rights, Options and Warrants.    If we distribute, to all or substantially all holders of our common stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions described below in paragraph (3)(a) and under the caption "— Stockholder Rights Plans" will apply) entitling such holders, for a period of not more than 60 calendar days after the record date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced, then the conversion rate will be increased based on the following formula:

where:
CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;
OS	=	the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date;
X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y	=
a number of shares of our common stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced.

  To the extent that shares of our common stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of delivery of only the number of shares of our common stock actually delivered upon exercise of such rights, option or warrants. To the extent such rights, options or warrants are not so distributed, the conversion rate will be readjusted to the conversion rate that would then be in effect had the ex-dividend date for the distribution of such rights, options or warrants not occurred.

  For purposes of this paragraph (2) and the provisions described above under the caption "— When the Notes May Be Converted — Conversion upon Specified Corporate Events — Certain Distributions," in determining whether any rights, options or warrants entitle holders of our common stock to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by us in good faith.

(3)
Spin-Offs and Other Distributed Property.

(a)
Distributions Other than Spin-Offs.    If we distribute shares of our "capital stock" (as defined below under the caption "— Definitions"), evidences of our indebtedness or other assets or property of ours, or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

  §
  dividends, distributions, rights, options or warrants for which an adjustment to the conversion rate is required (or would be required without regard to the "deferral exception" (as defined below under the caption "— The Deferral Exception")) pursuant to paragraph (1) or (2) above;

      ▪
      dividends or distributions paid exclusively in cash for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (4) below;

      ▪
      rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided below under the caption "— Stockholder Rights Plans";

      ▪
      spin-offs for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (3)(b) below;

      ▪
      a distribution solely pursuant to a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply; and

      ▪
      a distribution solely pursuant to a common stock change event, as to which the provisions described below under the caption "— Effect of Common Stock Change Event" will apply,

    then the conversion rate will be increased based on the following formula:

where:
CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP	=	the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before such ex-dividend date; and
FMV	=
the fair market value (as determined by us in good faith), as of such ex-dividend date, of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of our common stock pursuant to such distribution.

    However, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such distribution, at the same time and on the same terms as holders of our common stock, the amount and kind of shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants that such noteholder would have received if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date.

    To the extent such distribution is not so paid or made, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

  (b)
  Spin-Offs.    If we distribute or dividend shares of capital stock of any class or series, or similar equity interests, of or relating to a "subsidiary" (as those terms are defined below under the caption "— Definitions") or other business unit of ours to all or substantially all holders of our common stock (other than solely pursuant to (x) a common stock change event, as to which the provisions described below under the caption "— Effect of Common Stock Change Event" will apply; or (y) a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply), and such capital stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a "spin-off"), then the conversion rate will be increased based on the following formula:

where:
CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such spin-off;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;
FMV	=
the product of (x) the average of the last reported sale prices per share or unit of the capital stock or equity interests distributed in such spin-off over the 10 consecutive trading day period (the "spin-off valuation period") beginning on, and including, such ex-dividend date (such average to be determined as if references to our common stock in the definitions of "last reported sale price," "trading day" and "market disruption event" were instead references to such capital stock or equity interests); and (y) the number of shares or units of such capital stock or equity interests distributed per share of our common stock in such spin-off; and
SP	=	the average of the last reported sale prices per share of our common stock for each trading day in the spin-off valuation period.

    The adjustment to the conversion rate pursuant to this paragraph (3)(b) will be calculated as of the close of business on the last trading day of the spin-off valuation period but will be given effect immediately after the open of business on the ex-dividend date for the spin-off, with retroactive effect. If a note is converted and the conversion date (in the case of physical settlement) or any VWAP trading day of the applicable observation period (in the case of cash settlement or combination settlement) occurs during the spin-off valuation period, then, notwithstanding anything to the contrary, we will, if necessary, delay the settlement of such conversion until the second business day after the last day of the spin-off valuation period.

    To the extent any dividend or distribution of the type described above in this paragraph (3)(b) is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4)
Cash Dividends or Distributions.    If any cash dividend or distribution is made to all or substantially all holders of our common stock, then the conversion rate will be increased based on the following formula:

where:
CR0	=	the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution;
CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP	=	the last reported sale price per share of our common stock on the trading day immediately before such ex-dividend date; and
D	=	the cash amount distributed per share of our common stock in such dividend or distribution.

  However, if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such dividend or distribution, at the same time and on the same terms as holders of our common stock, the amount of cash that such noteholder would have received if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date. To the extent such dividend or distribution is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5)
Tender Offers or Exchange Offers.    If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of our common stock, which tender offer or exchange offer is subject to the then-applicable tender offer rules under the Exchange Act (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act or any successor rule thereto), and the value (determined as of the expiration time by us in good faith) of the cash and other consideration paid per share of our common stock in such tender or exchange offer exceeds the average (such average, the "tender/exchange offer reference price") of the last reported sale prices per share of our common stock over the 10 consecutive trading day period (the "tender/exchange offer valuation period") beginning on, and including, the trading day immediately after the last date (such last date, the "expiration date") on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the conversion rate will be increased based on the following formula:

where:
CR0	=	the conversion rate in effect immediately before the time (the "expiration time") such tender or exchange offer expires;
CR1	=	the conversion rate in effect immediately after the expiration time;
AC	=
the aggregate value (determined as of the expiration time by us in good faith) of all cash and other consideration paid for shares of our common stock purchased or exchanged in such tender or exchange offer;
OS0	=
the number of shares of our common stock outstanding immediately before the expiration time (including all shares of our common stock accepted for purchase or exchange in such tender or exchange offer);
OS1	=
the number of shares of our common stock outstanding immediately after the expiration time (excluding all shares of our common stock accepted for purchase or exchange in such tender or exchange offer); and
SP	=	tender/exchange offer reference price;

  provided, however, that the conversion rate will in no event be adjusted down pursuant to the provisions described in this paragraph (5), except to the extent provided in the immediately following paragraph. The adjustment to the conversion rate pursuant to this paragraph (5) will be calculated as of the close of business on the last trading day of the tender/exchange offer valuation period but will be given effect immediately after the expiration time, with retroactive effect. If a note is converted and the conversion date (in the case of physical settlement) or any VWAP trading day of the applicable observation period (in the case of cash settlement or combination settlement) occurs on the expiration date or during the tender/exchange offer valuation period, then, notwithstanding anything to the contrary, we will, if necessary, delay the settlement of such conversion until the second business day after the last day of the tender/exchange offer valuation period.

  To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of common stock in such tender or exchange offer are rescinded, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of common stock, if any, actually made, and not rescinded, in such tender or exchange offer.

We will not be required to adjust the conversion rate except as described above or below under the caption "— Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change." Without limiting the foregoing, we will not be required to adjust the conversion rate on account of:

  ▪
  except as described above, the sale of shares of our common stock for a purchase price that is less than the market price per share of our common stock or less than the conversion price;

  ▪
  the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any such plan;

  ▪
  the issuance of any shares of our common stock or options or rights to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

  ▪
  the issuance of any shares of our common stock pursuant to any option, warrant, right or convertible or exchangeable security of ours outstanding as of the date we first issue the notes;

  ▪
  the repurchase of any of shares of our common stock pursuant to an open market share purchase program or other buyback transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, in each case that is not subject to clause (5) above;

  ▪
  solely a change in the par value of our common stock; or

  ▪
  accrued and unpaid interest on the notes.

          Notice of Conversion Rate Adjustments

Upon the effectiveness of any adjustment to the conversion rate pursuant to the provisions described above under the caption "— Conversion Rate Adjustments — Generally," we will promptly send notice to the noteholders containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the conversion rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

          Voluntary Conversion Rate Increases

To the extent permitted by law and applicable stock exchange rules, we, from time to time, may (but are not required to) increase the conversion rate by any amount if (i) our board of directors determines that such increase is in our best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of our common stock or rights to purchase our common stock as a result of any dividend or distribution of shares (or rights to acquire shares) of our common stock or any similar event; (ii) such increase is in effect for a period of at least 20 business days; and (iii) such increase is irrevocable during such period.

          Tax Considerations

A beneficial owner of the notes may, in some circumstances, including a cash distribution or dividend on our common stock, be deemed to have received a distribution that is subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the conversion rate. Applicable withholding taxes (including backup withholding) may be withheld from interest and payments upon conversion, repurchase, redemption or maturity of the notes. In addition, if any withholding taxes (including backup withholding) are paid on behalf of a noteholder, then those withholding taxes may be set off against payments of cash or the delivery of shares of common stock, if any, in respect of the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by, or other funds or assets of, that noteholder. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see "Material U.S. Federal Income Tax Considerations."

          The Deferral Exception

If an adjustment to the conversion rate otherwise required by the indenture would result in a change of less than 1% to the conversion rate, then we may, at our election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would result in a change of at least 1% to the conversion rate; (ii) the conversion date of, or any VWAP trading day of an observation period for, any note being converted; (iii) the date a fundamental change or make-whole fundamental change occurs; (iv) the date we call any notes for redemption; and (iv) August 15, 2025. We refer to our ability to defer adjustments as described above as the "deferral exception."

          Special Provisions for Adjustments that Are Not Yet Effective and Where Converting Noteholders Participate in the Relevant Transaction or Event

Notwithstanding anything to the contrary, if:

  ▪
  a note is to be converted pursuant to physical settlement or combination settlement;

  ▪
  the record date, effective date or expiration time for any event that requires an adjustment to the conversion rate pursuant to the provisions described above under the caption "— Conversion Rate Adjustments — Generally" has occurred on or before the conversion date for such conversion (in the case of physical settlement) or on or before any VWAP trading day in the observation period for such conversion (in the case of combination settlement), but an adjustment to the conversion rate for such event has not yet become effective as of such conversion date or VWAP trading day, as applicable;

  ▪
  the consideration due upon such conversion (in the case of physical settlement) or due in respect of such VWAP trading day (in the case of combination settlement) includes any whole shares of our common stock; and

  ▪
  such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, we will, without duplication, give effect to such adjustment on such conversion date (in the case of physical settlement) or such VWAP trading day (in the case of combination settlement) and, for the avoidance of doubt, such shares will not be entitled to participate in such event. In such case, if the date we are otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then we will delay the settlement of such conversion until the second business day after such first date.

Notwithstanding anything to the contrary, if:

  ▪
  a conversion rate adjustment for any dividend or distribution becomes effective on any ex-dividend date pursuant to the provisions described above under the caption "— Conversion Rate Adjustments — Generally";

  ▪
  a note is to be converted pursuant to physical settlement or combination settlement;

  ▪
  the conversion date for such conversion (in the case of physical settlement) or any VWAP trading day in the observation period for such conversion (in the case of combination settlement) occurs on or after such ex-dividend date and on or before the related record date;

  ▪
  the consideration due upon such conversion (in the case of physical settlement) or due with respect to such VWAP trading day (in the case of combination settlement) includes any whole shares of our common stock based on a conversion rate that is adjusted for such dividend or distribution; and

  ▪
  such shares would be entitled to participate in such dividend or distribution,

then:

  ▪
  in the case of physical settlement, such conversion rate adjustment will not be given effect for such conversion and the shares of common stock issuable upon such conversion based on such unadjusted conversion rate will not be entitled to participate in such dividend or distribution, but there will be added, to the consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares had such shares been entitled to participate in such dividend or distribution; and

  ▪
  in the case of combination settlement, the conversion rate adjustment relating to such ex-dividend date will be made for such conversion in respect of such VWAP trading day, but the shares of common stock issuable with respect to such VWAP trading day based on such adjusted conversion rate will not be entitled to participate in such dividend or distribution.

          Stockholder Rights Plans

If any shares of our common stock are to be issued upon conversion of any note and, at the time of such conversion, we have in effect any stockholder rights plan, then the holder of that note will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from our common stock at such time, in which case, and only in such case, the conversion rate will be adjusted pursuant to the provisions described above in paragraph (3)(a) under the caption "— Conversion Rate Adjustments — Generally" on account of such separation as if, at the time of such separation, we had made a distribution of the type referred to in such paragraph to all holders of our common stock, subject to readjustment as described above if such rights expire, terminate or are redeemed. We currently do not have a stockholder rights plan.

  Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change

          Generally

If a make-whole fundamental change occurs and the conversion date for the conversion of a note occurs during the related "make-whole fundamental change conversion period" (as defined below under the caption "— Definitions"), then, subject to the provisions described below, the conversion rate applicable to such conversion will be increased by a number of shares (the "additional shares") set forth in the table below corresponding (after interpolation as described below) to the "make-whole fundamental change effective date" (as defined below under the caption "— Definitions") and the "stock price" (as defined below under the caption "— Definitions") of such make-whole fundamental change:

	Stock Price
Make-Whole Fundamental Change Effective Date
	$21.62	$25.00	$29.19	$33.00	$37.94	$45.00	$55.00	$65.00	$80.00	$100.00	$125.00	$150.00
February 13, 2020	11.9916	9.8262	7.5539	6.1170	4.8025	3.5582	2.4982	1.8613	1.2832	0.8442	0.5478	0.3702
February 15, 2021	11.9916	9.7262	7.3518	5.8715	4.5363	3.2960	2.2637	1.6613	1.1307	0.7342	0.4750	0.3195
February 15, 2022	11.9916	9.5302	7.0366	5.5109	4.1620	2.9426	1.9618	1.4120	0.9457	0.6082	0.3926	0.2629
February 15, 2023	11.9916	9.1822	6.5501	4.9776	3.6322	2.4604	1.5727	1.1044	0.7257	0.4642	0.3014	0.2029
February 15, 2024	11.9916	8.5942	5.7862	4.1776	2.8652	1.8049	1.0764	0.7336	0.4795	0.3102	0.2070	0.1395
February 15, 2025	11.9916	7.5662	4.4912	2.8715	1.7002	0.9049	0.4837	0.3305	0.2307	0.1552	0.1086	0.0735
February 15, 2026	11.9916	5.7382	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such make-whole fundamental change effective date or stock price is not set forth in the table above, then:

  ▪
  if such stock price is between two stock prices in the table above or the make-whole fundamental change effective date is between two dates in the table above, then the number of additional shares will be determined by straight-line interpolation between the numbers of additional shares set forth for the higher and lower stock prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

  ▪
  if the stock price is greater than $150.00 (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above are adjusted, as described below under the caption "— Adjustment of Stock Prices and Number of Additional Shares"), or less than $21.62 (subject to adjustment in the same manner), per share, then no additional shares will be added to the conversion rate.

Notwithstanding anything to the contrary, in no event will the conversion rate be increased to an amount that exceeds 46.2534 shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described above under the caption "— Conversion Rate Adjustments — Generally."

As set forth in the definition of "make-whole fundamental change conversion period" below under the caption "— Definitions," if the conversion date for the conversion of a note occurs during a make-whole fundamental change conversion period relating to both a make-whole fundamental change resulting from our calling notes for redemption and another make-whole fundamental change, then, solely for purposes of that conversion, such conversion date will be deemed to occur only during the period relating to the make-whole fundamental change with the earlier make-whole fundamental change effective date. In that circumstance, the make-whole fundamental change with the later make-whole fundamental change effective date will be deemed not to occur for purposes of such conversion.

          Adjustment of Stock Prices and Number of Additional Shares

The stock prices in the first row (i.e., the column headers) of the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion price is adjusted as a result of the operation of the provisions described above under the caption "— Conversion Rate Adjustments — Generally." The numbers of additional shares in the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion rate is adjusted pursuant to the provisions described above under the caption "— Conversion Rate Adjustments — Generally."

          Notice of Make-Whole Fundamental Change

We will notify noteholders of each make-whole fundamental change in accordance with the provisions described above under the captions "— When the Notes May Be Converted — Conversion upon Specified Corporate Events — Certain Corporate Events" and "— Redemption."

          Enforceability

Our obligation to increase the conversion rate as described above in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

  Effect of Common Stock Change Event

          Generally

If there occurs any:

  ▪
  recapitalization, reclassification or change of our common stock, other than (x) changes solely resulting from a subdivision or combination of our common stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

  ▪
  consolidation, merger, combination or binding or statutory share exchange involving us;

  ▪
  sale, lease or other transfer of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person; or

  ▪
  other similar event,

and, as a result of which, our common stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a "common stock change event," and such other securities, cash or property, the "reference property," and the amount and kind of reference property that a holder of one share of our common stock would be entitled to receive on account of such common stock change event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a "reference property unit"), then, notwithstanding anything to the contrary,

  ▪
  from and after the effective time of such common stock change event, (i) the consideration due upon conversion of any note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of common stock in the provisions described under this "— Conversion Rights" section (or in any related definitions) were instead a reference to the same number of reference property units; (ii) for purposes of the redemption provisions described above under the caption "— Redemption," each reference to any number of shares of our common stock in such provisions (or in any related definitions) will instead be deemed to be a reference to the same number of reference property units; and (iii) for purposes of the definition of "fundamental change" and "make-whole fundamental change," the terms "common stock" and "common equity" will be deemed to mean the common equity, if any, forming part of such reference property;

  ▪
  if such reference property unit consists entirely of cash, then we will be deemed to elect physical settlement in respect of all conversions whose conversion date occurs on or after the effective date of such common stock change event and will pay the cash due upon such conversions no later than the second business day after the relevant conversion date; and

  ▪
  for these purposes, (i) the daily VWAP of any reference property unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of "daily VWAP," substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (ii) the daily VWAP of any reference property unit or portion thereof that does not consist of a class of common equity securities, and the last reported sale price of any reference property unit or portion thereof that does not consist of a class of securities, will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the reference property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the reference property unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of our common stock, by the holders of our common stock. We will notify the noteholders of such weighted average as soon as practicable after such determination is made.

We will not become a party to any common stock change event unless its terms are consistent with the provisions described under this "— Effect of Common Stock Change Event" caption.

          Execution of Supplemental Indenture

At or before the effective time of the common stock change event, we and the resulting, surviving or transferee person (if not us) of such common stock change event (the "successor person") will execute and deliver to the trustee a supplemental indenture that (i) provides for subsequent adjustments to the conversion rate in a manner consistent with the provisions described above; and (ii) contains such other provisions, if any, that we reasonably determine are appropriate to preserve the economic interests of the noteholders and to give effect to the provisions described above. If the reference property includes shares of stock or other securities or assets (other than cash or cash equivalents) of a person other than the successor person, then such other person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that we reasonably determine are appropriate to preserve the economic interests of noteholders.

          Notice of Common Stock Change Event

We will provide notice of each common stock change event to noteholders no later than the effective date of the common stock change event.

  Exchange in Lieu of Conversion

Notwithstanding anything to the contrary, and subject to the terms of the indenture, if a note is submitted for conversion, we may elect to arrange to have such note exchanged in lieu of conversion by a financial institution we designate. To make such election, we must send notice of such election to the holder of such note before the close of business on the business day immediately following the conversion date for such note, and we must arrange for the financial institution to deliver the consideration due upon such conversion in the same manner and at the same time as we would have been required to do so. We will remain responsible to deliver such consideration if the financial institution fails to timely deliver the same.

  Equitable Adjustments to Prices

Whenever the indenture requires us to calculate the average of the last reported sale prices, or any function thereof, over a period of multiple days (including to calculate the stock price or an adjustment to the conversion rate), or to calculate daily VWAPs over an observation period, we will make proportionate adjustments to those calculations to account for any adjustment to the conversion rate pursuant to paragraph (1) above under the caption "— Conversion Rights — Conversion Rate Adjustments — Generally" that becomes effective, or any event requiring such an adjustment to the conversion rate where the ex-dividend date or effective date, as applicable, of such event occurs, at any time during such period or observation period, as applicable.

Fundamental Change Permits Noteholders to Require Us to Repurchase Notes

  Generally

If a fundamental change occurs, then each noteholder will have the right (the "fundamental change repurchase right") to require us to repurchase its notes (or any portion thereof in an authorized denomination) for cash on a date (the "fundamental change repurchase date") of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date we send the related fundamental change notice, as described below.

The repurchase price (the "fundamental change repurchase price") for a note tendered for repurchase will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such repurchase, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the fundamental change repurchase price will not include accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date.

Notwithstanding anything to the contrary above, we may not repurchase any notes if the principal amount of the notes has been accelerated (other than as a result of a failure to pay the related fundamental change repurchase price and any related interest described above) and such acceleration has not been rescinded on or before the fundamental change repurchase date.

  Notice of Fundamental Change

On or before the 20th calendar day after the occurrence of a fundamental change, we will send to each noteholder notice of such fundamental change containing certain information set forth in the indenture, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures noteholders must follow to tender their notes for repurchase. Substantially contemporaneously, we will issue a press release through such national newswire service as we then use (or publish the same through such other widely disseminated public medium as we then use, including our website) containing the information set forth in the fundamental change notice.

  Procedures to Exercise the Fundamental Change Repurchase Right

To exercise its fundamental change repurchase right with respect to a note, the holder thereof must deliver a notice (a "fundamental change repurchase notice") to the paying agent before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law).

The fundamental change repurchase notice must contain certain information set forth in the indenture, including the certificate number of any physical notes to be repurchased, or must otherwise comply with the depositary procedures in the case of a global note.

A noteholder that has delivered a fundamental change repurchase notice with respect to a note may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the fundamental change repurchase price is paid in full. The withdrawal notice must contain certain information set forth in the indenture, including the certificate number of any physical notes with respect to which the withdrawal notice is being delivered, or must otherwise comply with the depositary procedures in the case of a global note.

Notes to be repurchased must be delivered to the paying agent (in the case of physical notes) or the depositary procedures must be complied with (in the case of global notes) for the holder of those notes to be entitled to receive the fundamental change repurchase price.

  Compliance with Securities Laws

We will comply, in all material respects, with all federal and state securities laws applicable to a repurchase in connection with a fundamental change pursuant to the provisions described in this "— Fundamental Change Permits Noteholders to Require Us to Repurchase Notes" section (including complying with Rule 13e-4 and Regulations 14D and 14E under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above. However, to the extent that our obligations to offer to repurchase and to repurchase notes pursuant to the provisions described above conflict with any law or regulation that is applicable to us and enacted after the date we initially issue the notes, our compliance with such law or regulation will not be considered to be a default of those obligations.

  Repurchase by Third Party

Notwithstanding anything to the contrary described above, we will be deemed to satisfy our obligations to repurchase notes pursuant to the provisions described above if (i) one or more third parties conduct the repurchase offer and repurchase tendered notes in a manner that would have satisfied our obligations to do the same if conducted directly by us; and (ii) an owner of a beneficial interest in any note repurchased by such third party or parties will not receive a lesser amount (as a result of taxes, additional expenses or for any other reason) than such owner would have received had we repurchased such note.

  No Repurchase Right in Certain Circumstances

Notwithstanding anything to the contrary, we will not be required to send a fundamental change notice or issue a press release, or offer to repurchase or repurchase any notes, as described above, in connection with a fundamental change occurring pursuant to clause (ii)(2) (or pursuant to clause (i) that also constitutes a fundamental change occurring pursuant to clause (ii)(2)) of the definition thereof, if:

  ▪
  such fundamental change constitutes a common stock change event whose reference property consists entirely of cash in U.S. dollars;

  ▪
  immediately after such fundamental change, the notes become convertible (pursuant to the provisions described above under the captions "— Conversion Rights — Effect of Common Stock Change Event" and, if applicable, "— Conversion Rights — Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change") into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of notes that equals or exceeds the fundamental change repurchase price per $1,000 principal amount of notes (calculated assuming that the same includes accrued interest to, but excluding, the latest possible fundamental change repurchase date for such fundamental change); and

  ▪
  we timely send the notice relating to such fundamental change required pursuant the provisions described above under the caption "— Conversion Rights — When the Notes May Be Converted — Conversion upon Specified Corporate Events — Certain Corporate Events."

We refer to any fundamental change with respect to which, in accordance with the provisions described above, we do not offer to repurchase any notes as an "exempted fundamental change."

Consolidation, Merger and Asset Sale

For purposes of the notes, the description below under this section titled "— Consolidation, Merger and Asset Sale" supersedes, in its entirety, the information in the accompanying prospectus under the caption "Description of Debt Securities — Consolidation, Merger and Sale of Assets."

We will not consolidate with or merge with or into, or (directly, or indirectly through one or more of our subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of us and our subsidiaries, taken as a whole, to another person (a "business combination event"), unless:

  ▪
  the resulting, surviving or transferee person is us or, if not us, is a corporation (the "successor corporation") duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the trustee, at or before the effective time of such business combination event, a supplemental indenture) all of our obligations under the indenture and the notes; and

  ▪
  immediately after giving effect to such business combination event, no default or event of default will have occurred and be continuing.

At the effective time of a business combination event that complies with the provisions described above, the successor corporation (if not us) will succeed to, and may exercise every right and power of, us under the indenture and the notes, and, except in the case of a lease, the predecessor company will be discharged from its obligations under the indenture and the notes.

Notwithstanding anything to the contrary above, the provisions described above will not apply to any transfer of assets between or among us and any one or more of our "wholly owned subsidiaries" (as defined below under the caption "— Definitions") not effected by merger or consolidation.

The definition of "business combination event" includes a reference to "all or substantially all" of our and our subsidiaries' assets. There is no precise, established definition of the phrase "all or substantially all"

under applicable law. Accordingly, there may be uncertainty as to whether the provisions described above would apply to a sale, lease or transfer of less than all of our and our subsidiaries' assets.

Events of Default

For purposes of the notes, the description below under this section titled "— Events of Default" supersedes, in its entirety, the information in the accompanying prospectus under the caption "Description of Debt Securities — Defaults and Notice."

  Generally

An "event of default" means the occurrence of any of the following:

  (1)
  a default in the payment when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any note;

  (2)
  a default for 30 days in the payment when due of interest on any note;

  (3)
  our failure to deliver, when required by the indenture, a fundamental change notice or a notice pursuant to the provisions described above under the caption "— Conversion Rights — When the Notes May Be Converted — Conversion upon Specified Corporate Events";

  (4)
  a default in our obligation to convert a note in accordance with the indenture upon the exercise of the conversion right with respect thereto, and such failure is not cured within three calendar days after its occurrence;

  (5)
  a default in our obligations described above under the caption "— Consolidation, Merger and Asset Sale";

  (6)
  a default in any of our obligations or agreements under the indenture or the notes (other than a default set forth in paragraphs (1), (2), (3), (4) or (5) above) where such default is not cured or waived within 60 days after notice to us by the trustee, or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a "notice of default";

  (7)
  a default by us or any of our "significant subsidiaries" (as defined below under the caption "— Definitions") with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least $20,000,000 (or its foreign currency equivalent) in the aggregate of us or any of our significant subsidiaries, whether such indebtedness exists as of the date we first issue the notes or is thereafter created, where such default:

  ▪
  constitutes a failure to pay the principal of, or premium or interest on, any of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or

  ▪
  results in such indebtedness becoming or being declared due and payable before its stated maturity,

  in each case where such default is not cured or waived, or such indebtedness is not paid or discharged in full, within 30 days after notice to us by the trustee or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding;

  (8)
  one or more final judgments being rendered against us or any of our significant subsidiaries for the payment of at least $20,000,000 (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within

    60 days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished; and

  (9)
  certain events of bankruptcy, insolvency and reorganization with respect to us or any of our significant subsidiaries.

  Acceleration

If an event of default described in paragraph (9) above occurs with respect to us (and not solely with respect to a significant subsidiary of ours), then the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding will immediately become due and payable without any further action or notice by any person. If an event of default (other than an event of default described in paragraph (9) above with respect to us and not solely with respect to a significant subsidiary of ours) occurs and is continuing, then, except as described below under the caption "— Special Interest as Sole Remedy for Certain Reporting Defaults," the trustee, by notice to us, or noteholders of at least 25% of the aggregate principal amount of notes then outstanding, by written notice to us and the trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding to become due and payable immediately.

Noteholders of a majority in aggregate principal amount of the notes then outstanding, by written notice to us and the trustee, may, on behalf of all noteholders, rescind any acceleration of the notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing events of default (except the non-payment of principal of, or interest on, the notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereto.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant, convertibility or optionality feature or otherwise), then the court could disallow recovery of any such portion.

  Waiver of Past Defaults

An event of default pursuant to paragraph (1), (2), (4) or (6) above (that, in the case of paragraph (6) only, results from a default under any covenant that cannot be amended without the consent of each affected noteholder), and a default that could lead to such an event of default, can be waived only with the consent of each affected noteholder. Each other default or event of default may be waived, on behalf of all noteholders, by noteholders of a majority in aggregate principal amount of the notes then outstanding.

  Notice of Defaults

If a default or event of default occurs, then, within 30 days after its first occurrence, we will, unless such default or event of default is cured as of such time, notify the trustee in writing, setting forth what action we are taking or propose to take with respect thereto. We must also provide the trustee annually, within 120 days after the end of each fiscal year, with a certificate as to whether any defaults or events of default have occurred or are continuing. If a default or event of default occurs and is continuing and the trustee receives written notice thereof, then the trustee must notify the noteholders of the same within 90 days after it receives such notice. However, except in the case of a default or event of default in the payment of the principal of, or interest on, any note, the trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the noteholders.

  Limitation on Suits; Absolute Rights of Noteholders

Except with respect to the rights referred to below, no noteholder may pursue any remedy with respect to the indenture or the notes, unless:

  ▪
  such noteholder has previously delivered to the trustee notice that an event of default is continuing;

  ▪
  noteholders of at least 25% in aggregate principal amount of the notes then outstanding deliver a written request to the trustee to pursue such remedy;

  ▪
  such noteholder(s) offer and, if requested, provide to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee's following such request;

  ▪
  the trustee does not comply with such request within 60 calendar days after its receipt of such request and such offer of security or indemnity; and

  ▪
  during such 60 calendar day period, noteholders of a majority in aggregate principal amount of the notes then outstanding do not deliver to the trustee a direction that is inconsistent with such request.

However, notwithstanding anything to the contrary, but without limiting the provisions described in the third paragraph under the caption "— Modification and Amendment," the right of each holder of a note to receive payment or delivery, as applicable, of the principal of, or the redemption price or fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates, will not be impaired or affected without the consent of such holder.

Noteholders of a majority in aggregate principal amount of the notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or exercising any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law, the indenture or the notes, or that, subject to the terms of the indenture, the trustee determines may be unduly prejudicial to the rights of other noteholders or may involve the trustee in liability, unless the trustee is offered security and indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee's following such direction.

  Default Interest

Payments of any amounts due on the notes that are not made when due will accrue interest at a rate per annum equal to the stated interest on the notes.

  Special Interest as Sole Remedy for Certain Reporting Defaults

Notwithstanding anything to the contrary described above, we may elect that the sole remedy for any event of default (a "reporting event of default") pursuant to paragraph (6) above arising from our failure to comply with our obligations described below under the caption "— Exchange Act Reports" (including our obligations under Section 314(a)(1) of the Trust Indenture Act) will, for each of the first 180 calendar days on which a reporting event of default has occurred and is continuing, consist exclusively of the accrual of special interest on the notes. If we have made such an election, then (i) the notes will be subject to acceleration as described above on account of the relevant reporting event of default from, and including, the 181st calendar day on which a reporting event of default has occurred and is continuing or if we fail to pay any accrued and unpaid special interest when due; and (ii) special interest will cease to accrue on any notes from, and including, the earlier of (x) the date such reporting event of default is cured or waived; and (y) such 181st calendar day.

Any special interest that accrues on a note will be payable on the same dates and in the same manner as the stated interest on such note and will accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 90 days on which special interest accrues and at a rate per annum equal to

0.50% of the principal amount thereof for the next 90 days on which special interest accrues. However, in no event will special interest accrue on any day on a note at a rate per annum that exceeds 0.50%, regardless of the number of events or circumstances giving rise to the accrual of special interest. For the avoidance of doubt, any special interest that accrues on a note will be in addition to the stated interest that accrues on such note.

To make the election to pay special interest as described above, we must provide notice of such election to noteholders before the date on which each reporting event of default first occurs. The notice will also, among other things, briefly describe the periods during which and rate at which special interest will accrue and the circumstances under which the notes will be subject to acceleration on account of such reporting event of default.

Modification and Amendment

For purposes of the notes, the description below under this section titled "— Modification and Amendment" supersedes, in its entirety, the information in the accompanying prospectus under the caption "Description of Debt Securities — Modification of the Indenture."

We and the trustee may, with the consent of holders of a majority in aggregate principal amount of the notes then outstanding, amend or supplement the indenture or the notes or waive compliance with any provision of the indenture or the notes. However, without the consent of each affected noteholder, no amendment or supplement to the indenture or the notes, or waiver of any provision of the indenture or the notes, may:

  ▪
  reduce the principal, or extend the stated maturity, of any note;

  ▪
  reduce the redemption price or fundamental change repurchase price for any note or change the times at which, or the circumstances under which, the notes may or will be redeemed or repurchased by us;

  ▪
  reduce the rate, or extend the time for the payment, of interest on any note;

  ▪
  make any change that adversely affects the conversion rights of any note;

  ▪
  impair the absolute rights of any holder of a note to receive payment or delivery, as applicable, of the principal of, or the redemption price or fundamental change repurchase price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such due dates;

  ▪
  change the ranking of the notes;

  ▪
  make any note payable in money, or at a place of payment, other than that stated in the indenture or the note;

  ▪
  reduce the amount of notes whose holders must consent to any amendment, supplement, waiver or other modification; or

  ▪
  make any direct or indirect change to any amendment, supplement, waiver or modification provision of the indenture or the notes that requires the consent of each affected noteholder.

For the avoidance of doubt, pursuant to the first four bullet points above, no amendment or supplement to the indenture or the notes, or waiver of any provision of the indenture or the notes, may change the amount or type of consideration due on any note (whether on an interest payment date, redemption date, fundamental change repurchase date or the maturity date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected noteholder.

Notwithstanding anything to the contrary above, we and the trustee may amend or supplement the indenture or the notes without the consent of any noteholder to:

  ▪
  cure any ambiguity or correct any omission, defect or inconsistency in the indenture or the notes;

  ▪
  add guarantees with respect to our obligations under the indenture or the notes;

  ▪
  secure the notes;

  ▪
  add to our covenants or events of default for the benefit of noteholders or surrender any right or power conferred on us;

  ▪
  provide for the assumption of our obligations under the indenture and the notes pursuant to, and in compliance with, the provisions described above under the caption "— Consolidation, Merger and Asset Sale";

  ▪
  enter into supplemental indentures pursuant to, and in accordance with, the provisions described above under the caption "— Conversion Rights — Effect of Common Stock Change Event" in connection with a common stock change event;

  ▪
  irrevocably elect or eliminate any settlement method or specified dollar amount; provided, however, that no such election or elimination will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described above under the caption "— Conversion Rights — Settlement upon Conversion — Settlement Method";

  ▪
  evidence or provide for the acceptance of the appointment of a successor trustee, registrar, paying agent, bid solicitation agent or conversion agent or facilitate the administration of the trusts under the indenture by more than one trustee;

  ▪
  conform the provisions of the indenture and the notes to the "Description of Notes" section of the preliminary prospectus supplement relating to this offering, as supplemented by the related pricing term sheet;

  ▪
  provide for or confirm the issuance of additional notes pursuant to the indenture;

  ▪
  increase the conversion rate in accordance with the indenture;

  ▪
  comply with any requirement of the SEC in connection with effecting or maintaining the qualification of the indenture or any supplemental indenture under the Trust Indenture Act, as then in effect;

  ▪
  provide for any transfer restrictions that apply to any notes issued under the indenture (other than the notes issued in this offering, and any notes issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute "restricted securities" within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act; or

  ▪
  make any other change to the indenture or the notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of noteholders, as such, in any material respect.

Exchange Act Reports

We will send to the trustee copies of all reports that we are required to file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within 15 calendar days after the date that we are required to so file or furnish the same (after giving effect to all applicable grace periods under the Exchange Act). However, we need not send to the trustee any material for which we have received, or are seeking in good faith and have not been denied, confidential treatment by the SEC. Any report that we file with or furnish to the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the trustee and noteholders at the time such report is so filed or furnished via the EDGAR system (or such successor). Upon the request of any noteholder, the trustee will provide to the noteholder a copy of any report that we have sent the trustee pursuant to the provisions described above, other than a report that is deemed to be sent to the trustee pursuant to the preceding sentence. We will also comply with our other obligations under Section 314(a)(1) of the Trust Indenture Act.

Discharge

For purposes of the notes, the description below under this section titled "— Discharge" supersedes, in its entirety, the information in the accompanying prospectus under the caption "Description of Debt Securities — Defeasance; Satisfaction and Discharge."

Subject to the terms of the indenture, our obligations with respect to the notes under the indenture will be discharged if we deliver all outstanding notes to the trustee for cancellation, or if all outstanding notes have become due and payable (including upon conversion, if the consideration due upon such conversion has been determined) and we have irrevocably deposited with the trustee, or caused to be delivered to noteholders, sufficient cash or other consideration to satisfy all such amounts that have become due and payable.

Calculations

Except as otherwise provided in the indenture, we will be responsible for making all calculations called for under the indenture or the notes, including determinations of the last reported sale price, the daily conversion value, the daily cash amount, the daily share amount, accrued interest on the notes and the conversion rate. We will make all calculations in good faith, and, absent manifest error, our calculations will be final and binding on all noteholders. We will provide a schedule of our calculations to the trustee, and the trustee will promptly forward a copy of each such schedule to any noteholder upon written request.

Trustee

The trustee under the indenture is The Bank of New York Mellon Trust Company, N.A. The trustee assumes no responsibility for the accuracy or completeness of the information contained in this prospectus supplement or the related documents. The trustee and its affiliates have in the past provided and may from time to time in the future provide banking and other services to us in the ordinary course of business.

Notices

We will send all notices or communications to noteholders pursuant to the indenture in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the noteholders' respective addresses shown on the register for the notes. However, in the case of global notes, we are permitted to send notices or communications to noteholders pursuant to the depositary procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such noteholders in writing.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator or stockholder of ours, as such, will have any liability for any obligations of ours under the indenture or the notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any note, each noteholder will be deemed to waive and release all such liability, and such waiver and release are part of the consideration for the issuance of the notes.

Governing Law; Waiver of Jury Trial

The indenture and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the state of New York. The indenture will provide that we and the trustee will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the notes or the transactions contemplated by the indenture or the notes.

Submission to Jurisdiction

Any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated by the indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the "specified courts"), and each party will be deemed to irrevocably submit to the non-exclusive jurisdiction of those courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to any party's address as provided in the indenture will be effective service of process for any such suit, action or proceeding brought in any such court. Each of us, the trustee and each noteholder (by its acceptance of any note) will be deemed to irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the specified courts and to irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Definitions

An "acquisition non-occurrence event" will be deemed to occur on the first date when either (i) the Purchase Agreement relating to the Nucynta Transaction is terminated in accordance with its terms; or (ii) our board of directors determines, in its good faith judgment, that the Nucynta Transaction will not occur. However, if neither of the events described in clause (i) or (ii) has occurred by the close of business on March 13, 2020, but the Nucynta Transaction has not closed as of such time, then an acquisition non-occurrence event will be deemed to occur on March 13, 2020.

"Acquisition non-occurrence redemption observation period" means, with respect to an acquisition non-occurrence redemption, the 40 consecutive VWAP trading days beginning on, and including, the 41st scheduled trading day immediately before the redemption date for such acquisition non-occurrence redemption.

"Affiliate" has the meaning set forth in Rule 144 under the Securities Act as in effect on the date we first issue the notes.

"Applicable premium" means an amount per $1,000 principal amount of notes equal to 80% of the excess, if any, of the "redemption conversion value" (as defined below in this "— Definitions" section) over the "initial conversion value" (as defined above in this "— Definitions" section).

"Bid solicitation agent" means the person who is required to obtain bids for the trading price in accordance with the provisions described under the caption "— Conversion Rights — When the Notes May Be Converted — Conversion upon Satisfaction of Note Trading Price Condition" and in the definition of "trading price."

"Board of directors" means our board of directors or a committee of such board duly authorized to act on behalf of such board.

"Business day" means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

"Capital stock" of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into such equity.

"Close of business" means 5:00 p.m., New York City time.

"Conversion price" means, as of any time, an amount equal to (i) $1,000 divided by (ii) the conversion rate in effect at such time.

"Conversion rate" initially means 34.2618 shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment as described above under the caption "— Conversion Rights." Whenever in this prospectus supplement we refer to the conversion rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the conversion rate immediately after the close of business on such date.

"Daily cash amount" means, with respect to any VWAP trading day, the lesser of (i) the applicable daily maximum cash amount; and (ii) the daily conversion value for such VWAP trading day.

"Daily conversion value" means, with respect to any VWAP trading day, one-40th of the product of (i) the conversion rate on such VWAP trading day; and (ii) the daily VWAP per share of our common stock on such VWAP trading day.

"Daily maximum cash amount" means, with respect to the conversion of any note, the quotient obtained by dividing (i) the specified dollar amount applicable to such conversion by (ii) 40.

"Daily share amount" means, with respect to any VWAP trading day, the quotient obtained by dividing (i) the excess, if any, of the daily conversion value for such VWAP trading day over the applicable daily maximum cash amount by (ii) the daily VWAP for such VWAP trading day. For the avoidance of doubt, the daily share amount will be zero for such VWAP trading day if such daily conversion value does not exceed such daily maximum cash amount.

"Daily VWAP" means, for any VWAP trading day, the per share volume-weighted average price of our common stock as displayed under the heading "Bloomberg VWAP" on Bloomberg page "COLL <EQUITY> AQR" (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or, if such volume-weighted average price is unavailable, the market value of one share of our common stock on such VWAP trading day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm we select, which may be the underwriter). The daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

"Depositary procedures" means, with respect to any transfer, exchange or transaction involving a global note or any beneficial interest therein, the rules and procedures of the depositary applicable to such transfer, exchange or transaction.

"DTC" means The Depository Trust Company.

"Ex-dividend date" means, with respect to an issuance, dividend or distribution on our common stock, the first date on which shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our common stock under a separate ticker symbol or CUSIP number will not be considered "regular way" for this purpose.

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

"Fundamental change" means any of the following events:

  (i)
  a "person" or "group" (within the meaning of Section 13(d)(3) of the Exchange Act), other than us or any of our wholly owned subsidiaries, or any employee benefit plans of ours or any of our wholly owned subsidiaries, has become, and has filed any report with the SEC indicating that such "person" or "group" has become, the direct or indirect "beneficial owner" (as defined below) of shares of our common equity representing more than 50% of the voting power of all of our then-outstanding common equity; provided, however, that, for purposes of this clause (i), no

    "person" or "group" will be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such "person" or "group" until such tendered securities are accepted for purchase or exchange in such offer;

  (ii)
  the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person, other than solely to one or more of our wholly owned subsidiaries; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of our common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than, in the case of this clause (2), solely (x) a subdivision or combination of our common stock, (y) a change in our common stock only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations of our common stock that do not involve the issuance of any other series or class of securities); provided, however, that any merger, consolidation, share exchange or combination of us pursuant to which the persons that directly or indirectly "beneficially owned" (as defined below) all classes of our common equity immediately before such transaction directly or indirectly "beneficially own," immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (ii);

  (iii)
  our stockholders approve any plan or proposal for our liquidation or dissolution; or

  (iv)
  our common stock ceases to be listed on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (i) or (ii) above will not constitute a fundamental change if at least 90% of the consideration received or to be received by the holders of our common stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock listed on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a common stock change event whose reference property consists of such consideration.

For the purposes of this definition, (x) any transaction or event described in both clause (i) and in clause (ii)(1) or (2) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso); and (y) whether a person is a "beneficial owner" and whether shares are "beneficially owned" will be determined in accordance with Rule 13d-3 under the Exchange Act, subject to the proviso in clause (i) above.

"Holder" and "noteholder" mean a person in whose name a note is registered in the register for the notes.

"Initial conversion value" means $740.74, which is equal to the product (rounded to the nearest cent) of the initial conversion rate and the last reported sale price per share of our common stock on The NASDAQ Global Select Market on February 10, 2020.

"Last reported sale price" of our common stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of our common stock on such trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is then listed. If our common stock is not listed on a U.S. national or regional securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of our common stock on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted on such trading day, then the last reported sale price will be the average of the mid-point of the last bid price and the last ask price per share of our common stock on such trading day from each of at least three nationally recognized independent investment banking firms we select, which may include the underwriter.

"Make-whole fundamental change" means (i) a fundamental change (determined after giving effect to the proviso immediately after clause (iv) of the definition thereof, but without regard to the proviso to clause (ii)(2) of such definition); or (ii) the sending of any notice of optional redemption pursuant to the provisions described above under the captions "— Redemption — Redemption on or After February 15, 2023 Based on Stock Price Condition" and "— Redemption Notice."

"Make-whole fundamental change conversion period" has the following meaning:

  (i)
  in the case of a make-whole fundamental change pursuant to clause (i) of the definition thereof, the period from, and including, the make-whole fundamental change effective date of such make-whole fundamental change to, and including, the 35th trading day after such make-whole fundamental change effective date (or, if such make-whole fundamental change also constitutes a fundamental change (other than an exempted fundamental change), to, but excluding, the related fundamental change repurchase date); and

  (ii)
  in the case of a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the period from, and including, the date we send the redemption notice for the related redemption to, and including, the business day immediately before the related redemption date;

provided, however, that if the conversion date for the conversion of a note occurs during the make-whole fundamental change conversion period for both a make-whole fundamental change occurring pursuant to clause (i) of the definition of "make-whole fundamental change" and a make-whole fundamental change occurring pursuant to clause (ii) of such definition, then, solely for purposes of such conversion, (x) such conversion date will be deemed to occur solely during the make-whole fundamental change conversion period for the make-whole fundamental change with the earlier make-whole fundamental change effective date; and (y) the make-whole fundamental change with the later make-whole fundamental change effective date will be deemed not to have occurred.

"Make-whole fundamental change effective date" means (i) with respect to a make-whole fundamental change pursuant to clause (i) of the definition thereof, the date on which such make-whole fundamental change occurs or becomes effective; and (ii) with respect to a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the applicable "redemption notice date" (as defined below).

"Market disruption event" means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which our common stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

"Maturity date" means February 15, 2026.

"Observation period" means, with respect to any note to be converted, (i) subject to clause (ii) below, if the conversion date for such note occurs on or before the 45th scheduled trading day immediately before the maturity date, the 40 consecutive VWAP trading days beginning on, and including, the third VWAP trading day immediately after such conversion date; (ii) if such conversion date occurs on or after the date we have sent a redemption notice and before the related redemption date, the 40 consecutive VWAP trading days beginning on, and including, the 41st scheduled trading day immediately before such redemption date; and (iii) subject to clause (ii) above, if such conversion date occurs after the 45th scheduled trading day immediately before the maturity date, the 40 consecutive VWAP trading days beginning on, and including, the 41st scheduled trading day immediately before the maturity date.

"Open of business" means 9:00 a.m., New York City time.

"Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate "person."

"Redemption conversion value" means, with respect to an acquisition non-occurrence redemption, the sum of the daily conversion values for each VWAP trading day in the acquisition non-occurrence redemption observation period for such acquisition non-occurrence redemption.

"Redemption notice date" means, with respect to a redemption, the date on which we send the related redemption notice pursuant to the provisions described above under the caption "— Redemption."

"Scheduled trading day" means any day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then "scheduled trading day" means a business day.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"Significant subsidiary" of any person means any subsidiary of that person that constitutes, or any group of subsidiaries of that person that, in the aggregate, would constitute, a "significant subsidiary" (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of that person.

"Specified dollar amount" means, with respect to the conversion of a note to which combination settlement applies, the maximum cash amount per $1,000 principal amount of such note deliverable upon such conversion (excluding cash in lieu of any fractional share of common stock).

"Stock price" has the following meaning for any make-whole fundamental change: (i) if the holders of our common stock receive only cash in consideration for their shares of common stock in such make-whole fundamental change and such make-whole fundamental change is pursuant to clause (ii) of the definition of "fundamental change," then the stock price is the amount of cash paid per share of our common stock in such make-whole fundamental change; and (ii) in all other cases, the stock price is the average of the last reported sale prices per share of common stock for the five consecutive trading days ending on, and including, the trading day immediately before the make-whole fundamental change effective date of such make-whole fundamental change.

"Subsidiary" means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

"Trading day" means any day on which (i) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded; and (ii) there is no "market disruption event" (as defined above in this "— Definitions" section). If our common stock is not so listed or traded, then "trading day" means a business day.

"Trading price" of the notes on any trading day means the average of the secondary market bid quotations, expressed as a cash amount per $1,000 principal amount of notes, obtained by the bid solicitation agent for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes at approximately 3:30 p.m., New York City time, on such trading day from three nationally recognized independent securities dealers we select, which may include the underwriter provided, however, that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, then that one bid will be used. If, on any trading day, (i) the bid solicitation agent cannot reasonably obtain at least one bid for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes from a nationally recognized independent securities dealer; (ii) we are not acting as the bid solicitation agent and we fail to instruct the bid solicitation agent to obtain bids when required; or (iii) the bid solicitation agent fails to solicit bids when required, then, in each case, the trading price per $1,000 principal amount of notes on such trading day will be deemed to be less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day.

"VWAP market disruption event" means, with respect to any date, (i) the failure by the principal U.S. national or regional securities exchange on which our common stock is then listed, or, if our common stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which our common stock is then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

"VWAP trading day" means a day on which (i) there is no VWAP market disruption event; and (ii) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then "VWAP trading day" means a business day.

"Wholly owned subsidiary" of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors' qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.

Book Entry, Settlement and Clearance

For purposes of the notes, the description below under this section titled "— Book Entry, Settlement and Clearance" supersedes, in its entirety, the information in the accompanying prospectus under the captions

"Description of Debt Securities — Transfer and Exchange," "— Certificated Debt Securities" and "— Global Securities."

  Global Notes

The notes will be initially issued in the form of one or more notes registered in the name of Cede & Co., as nominee of DTC, without interest coupons (the "global notes"), and will be deposited with the trustee as custodian for DTC.

Only persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants may own beneficial interests in a global note. We expect that, under procedures established by DTC:

  ▪
  upon deposit of a global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriter; and

  ▪
  ownership of beneficial interests in a global note will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

  Book-Entry Procedures for Global Notes

All interests in a global note will be subject to the operations and procedures of DTC. Accordingly, you must allow for sufficient time in order to comply with those operations and procedures if you wish to exercise any of your rights with respect to the notes. The operations and procedures of DTC are controlled by DTC and may be changed at any time. None of us, the trustee or the underwriter will be responsible for those operations or procedures.

DTC has advised us that it is:

  ▪
  a limited purpose trust company organized under the laws of the State of New York;

  ▪
  a "banking organization" within the meaning of the New York State Banking Law;

  ▪
  a member of the Federal Reserve System;

  ▪
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  ▪
  a "clearing agency" registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers (including the underwriter), banks and trust companies, clearing corporations and other organizations. Indirect access to DTC's book-entry system is also available to other "indirect participants," such as banks, brokers, dealers and trust companies, who directly or indirectly clear through or maintain a custodial relationship with a DTC participant. Purchasers of notes who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  ▪
  will not be entitled to have notes represented by the global note registered in their names;

  ▪
  will not receive or be entitled to receive physical, certificated notes; and

  ▪
  will not be considered the owners or holders of the notes under the indenture for any purpose.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the

DTC participant through whom the investor owns its interest) to exercise any rights of a noteholder under the indenture.

Payments on any global notes will be made to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to, or payments made on account of, those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

  Certificated Notes

A global note will be exchanged, pursuant to customary procedures, for one or more physical notes only if:

  ▪
  DTC notifies us or the trustee that it is unwilling or unable to continue as depositary for such global note or DTC ceases to be a "clearing agency" registered under Section 17A of the Exchange Act and, in each case, we fail to appoint a successor depositary within 90 days of such notice or cessation;

  ▪
  an event of default has occurred and is continuing and we, the trustee or the registrar has received a written request from DTC, or from a holder of a beneficial interest in such global note, to exchange such global note or beneficial interest, as applicable, for one or more physical notes; or

  ▪
  we, in our sole discretion, permit the exchange of any beneficial interest in such global note for one or more physical notes at the request of the owner of such beneficial interest.

DESCRIPTION OF OTHER INDEBTEDNESS

2020 Loan Agreement

On February 6, 2020, we entered into the 2020 Loan Agreement, with BioPharma Credit PLC, as collateral agent and lender, and BioPharma Credit Investments V (Master) LP, as lender. The 2020 Loan Agreement provides for a $200 million secured term loan, or the Term Loan. Proceeds of the Term Loan will be used, together with proceeds of the Notes, to fund the Nucynta Transaction, pay any fees and expenses relating thereto, and for general corporate purposes.

The Term Loan matures on the 48-month anniversary of the closing of the Loan Agreement and is guaranteed by our material domestic subsidiaries. The Term Loan is also secured by substantially all of the assets of us and our material domestic subsidiaries.

The Term Loan will bear interest at a rate based upon LIBOR (subject to a LIBOR floor of two percent (2.0%)) plus a margin of seven and one half percent (7.5%) per annum.

We are required to repay the term loan by making equal quarterly payments of principal commencing on the 3-month anniversary of the closing of the Loan Agreement.

The Loan Agreement contains covenants and restrictions, including, without limitation, covenants that require us and our subsidiaries to maintain a minimum level of net sales and covenants that limit our ability to incur additional indebtedness or liens, make acquisitions or other investments or dispose of assets outside the ordinary course of business. Failure to comply with these covenants would constitute an event of default under the Loan Agreement, notwithstanding our ability to meet our debt service obligations. The Loan Agreement also includes various customary remedies for the lenders following an event of default, including the acceleration of repayment of outstanding amounts under the Loan Agreement and execution upon the collateral securing obligations under the Loan Agreement.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section is a discussion of certain material U.S. federal income tax considerations relating to the ownership, disposition and conversion of the notes and the ownership and disposition of the common stock into which the notes may be converted. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on existing U.S. federal income tax authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurances that the Internal Revenue Service, or the IRS, will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of owning, disposing of or converting the notes or of owning or disposing of the common stock into which the notes may be converted. The summary generally applies only to beneficial owners of the notes that purchase their notes in this offering for an amount equal to the issue price of the notes (generally, the first price at which a substantial amount of the notes is sold for money to investors (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) and that hold the notes and common stock as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code (generally, property held for investment).

This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner's circumstances or status. Also, it is not intended to apply to beneficial owners which may be subject to special rules (including, without limitation, partnerships and pass-through entities and investors in such entities, dealers in securities, traders in securities that elect to use a mark-to-market method of tax accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, persons subject to the alternative minimum tax provisions of the Code, U.S. Holders (as defined below) whose "functional currency" is not the U.S. dollar, controlled foreign corporations, passive foreign investment companies, certain former citizens or long-term residents of the United States, persons holding notes or common stock as part of a hedging, conversion or integrated transaction or a straddle, corporations that accumulate earnings to avoid U.S. federal income tax, persons deemed to sell notes or common stock under the constructive sale provisions of the Code, or persons subject to special tax rules under Section 451(b) of the Code with respect to their interest in the notes or common stock). This summary does not address the potential application of the Medicare contribution tax on net investment income imposed by Section 1411 of the Code, the effects of the U.S. federal estate and gift tax laws or any applicable non-U.S., state or local laws.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. BOTH U.S. AND NON-U.S. HOLDERS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES OR THE SHARES OF COMMON STOCK INTO WHICH THE NOTES ARE CONVERTIBLE ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR ANY OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

As used herein, the term "U.S. Holder" means a beneficial owner of a note or the common stock into which the notes may be converted that, for U.S. federal income tax purposes, is (1) an individual who is a citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (x) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A "non-U.S. Holder" is a beneficial owner of a note or the common stock into which the notes may be converted (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

If an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes is a beneficial owner of a note or common stock acquired upon conversion of a note, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partner and the partnership. A beneficial owner of a note or common stock acquired upon conversion of a note that is treated as a partnership for U.S. federal income tax purposes, and partners in such an entity, should consult their own tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of such note or common stock.

Additional Amounts

We may be required to make payments of additional amounts on a note in certain circumstances, such as those described under "Description of Notes — Events of Default." We intend to take the position that this possible payment of such additional amounts will not subject the notes to the special rules governing certain contingent payment debt instruments under the applicable Treasury Regulations (which, if applicable, could materially and adversely affect the timing, amount and character of income with respect to the notes), based on our determination that there is only a remote possibility that we would be required to make any additional payments, that if such additional payments were required to be paid, they would be an incidental amount, or that such additional payments are otherwise disregarded for purposes of these rules.

Our determination that the notes are not contingent payment debt instruments is binding on U.S. Holders unless they disclose their contrary position in the manner required by applicable Treasury Regulations. However, our determination is not binding on the IRS, which may take a position contrary to our position, in which case the timing, amount and character of income recognized may differ adversely from the consequences discussed herein, including accrual of interest income at a rate higher than the stated interest rate and treatment of gain on disposition (including all gain realized upon conversion) as interest income rather than capital gain. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments subject to such rules. U.S. Holders and non-U.S. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt regulations and the consequences thereof.

U.S. Holders

Taxation of Interest

U.S. Holders will be required to recognize as ordinary income any stated interest that is paid or accrued on the notes, in accordance with their regular method of tax accounting for U.S. federal income tax purposes.

In general, if the terms of a debt instrument entitle a holder to receive payments (other than certain fixed periodic interest payments) that exceed the issue price of the instrument by at least a statutorily defined de minimis amount, the U.S. Holder will be required to include such excess in income as "original issue discount" over the term of the instrument on a constant yield to maturity basis, irrespective of the U.S. Holder's regular method of tax accounting. We expect, and the discussion below assumes, that the notes will not be issued with original issue discount for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

A U.S. Holder generally will recognize capital gain or loss if the U.S. Holder disposes of a note in a sale, exchange, redemption or other taxable disposition (other than conversion of a note into either shares of our common stock or a combination of cash and shares of our common stock, the U.S. federal income tax consequences of which are described under "— Conversion of Notes" below). The U.S. Holder's gain or loss will equal the difference between the amount realized by the U.S. Holder (other than amounts attributable to accrued but unpaid interest which would be subject to tax as described above under "— Taxation of Interest") and its adjusted tax basis in the note. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the note. A U.S. Holder's tax basis in a note will generally be equal to the amount that the U.S. Holder paid for the note, plus the amount, if any, included in income by the U.S. Holder on an adjustment to the conversion rate of the note, as described in "— Constructive Distributions" below. The gain or loss recognized by the U.S. Holder on the disposition of the note generally will be long-term capital gain or loss if it held the note for more than one year, or short-term capital gain or loss if it held the note for one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers generally are taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Conversion of Notes

Upon conversion of a note solely into cash, a U.S. Holder generally will be subject to the rules described under "— Sale, Exchange, Redemption or Other Taxable Disposition of Notes" above, subject to the discussion under "— Constructive Distributions" below regarding the possibility that certain adjustments to the conversion rate of a note may be treated as a taxable dividend.

A U.S. Holder generally will not recognize any income, gain or loss on the conversion of a note solely into shares of our common stock (excluding an exchange with a designated financial institution in lieu of conversion, the consequences of which are described below under "— Exchange in Lieu of Conversion"), except with respect to cash received in lieu of a fractional share of common stock and the fair market value of any common stock attributable to accrued and unpaid interest, subject to the discussion below under "— Constructive Distributions" regarding the possibility that certain adjustments to the conversion rate of a note may be treated as a taxable dividend. The U.S. Holder's tax basis in the common stock received upon conversion of a note (including any fractional share for which cash is paid but excluding shares attributable to accrued and unpaid interest, the tax basis of which will equal their fair market value) will equal the U.S. Holder's adjusted tax basis in the note that was converted. The U.S. Holder's holding period in the common stock received (other than shares attributable to accrued and unpaid interest which will commence on the day after receipt) will include the holding period in the converted note.

The tax consequences of the conversion of a note into a combination of cash and shares of our common stock (excluding an exchange with a designated financial institution in lieu of conversion, the consequences of which are described below under "— Exchange in Lieu of Conversion") are not entirely clear, and U.S. holders should consult their tax advisors regarding the consequences of such a conversion. If the note constitutes a "security" for U.S. federal income tax purposes, a U.S. Holder may be treated as exchanging the note for our common stock and cash in a recapitalization for U.S. federal income tax purposes. The term "security" is not defined in the Code or in the Treasury Regulations, and has not been clearly defined by judicial decisions. An instrument is a "security" for these purposes if, based on all the facts and circumstances, the instrument constitutes a meaningful investment in the issuer of the instrument. Although there are a number of factors that may affect the determination of whether a debt instrument is a "security," one of the most important factors is the original term of the instrument, or the length of time between the issuance of the instrument and its maturity. In general, instruments with an original term of more than ten years are likely to be treated as "securities," and instruments with an original term of less than five years may not be treated as "securities." In addition, the convertibility of a debt instrument into stock of the issuer may argue in favor of "security" treatment because of the possible equity participation in the issuer. We intend to take the position that the notes are "securities" and that the conversion of a note into a combination of cash and shares of our common stock is treated as a recapitalization, in each case, for U.S. federal income tax purposes, although there can be no assurance in this regard.

If the note is a "security" and the conversion of a note into a combination of cash and shares of our common stock is treated as a recapitalization for U.S. federal income tax purposes, the U.S. Holder would not be permitted to recognize loss, but would be required to recognize gain, if any. Subject to the discussion under "— Constructive Distributions" below regarding the possibility that certain adjustments to the conversion rate of a note may be treated as a taxable dividend, the amount of gain recognized by a U.S. Holder generally would equal the lesser of (1) the excess (if any) of (a) the amount of cash plus the fair market value of our common stock received (excluding any cash or common stock that is attributable to accrued and unpaid interest) upon conversion over (b) the U.S. Holder's adjusted tax basis in the converted note, and (2) the amount of cash received upon conversion (other than any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest). Any gain recognized by a U.S. Holder upon conversion of a note will be long-term capital gain if the U.S. Holder held the note for more than one year, or short-term capital gain if the U.S. Holder held the note for one year or less, at the time of the conversion. Long-term capital gains of non-corporate taxpayers currently are taxed at reduced rates. The U.S. Holder's tax basis in the common stock received (including any fractional share in lieu of which cash is paid, but excluding shares attributable to accrued and unpaid interest) generally would equal the adjusted tax basis of the converted note, decreased by the amount of cash received (other than cash in lieu of a fractional share of common stock and any cash attributable to accrued and unpaid interest), and increased by the amount of gain (if any) recognized upon conversion (other than any gain recognized as a result of cash received in lieu of a fractional share of common stock). The U.S. Holder's holding period in the common stock received (other than shares attributable to accrued and unpaid interest) would include the holding period in the converted note.

Alternatively, the conversion of a note into a combination of cash and shares of our common stock may be treated as in part a payment in redemption for cash of a portion of the note and in part a conversion of a portion of the note into common stock. In that case, a U.S. Holder's adjusted tax basis in the note would be allocated between the portion of the note treated as redeemed and the portion of the note treated as converted into common stock on a pro rata basis (based on relative fair market values). The U.S. Holder generally would recognize capital gain or loss with respect to the portion of the note treated as redeemed equal to the difference between the amount of cash received by the U.S. Holder (other than amounts attributable to accrued and unpaid interest) and the U.S. Holder's adjusted tax basis in the portion of the note treated as redeemed, subject to the discussion under "— Constructive Distributions" below regarding the possibility that certain adjustments to the conversion rate of a note may be treated as a taxable dividend. See "— Sale, Exchange, Redemption or Other Taxable Disposition of Notes" above. With respect to the portion of the note treated as converted, a U.S. Holder generally would not recognize any gain or loss (except with respect to cash received in lieu of a fractional share of common stock and common stock received attributable to accrued and unpaid interest), subject to the discussion under "— Constructive Distributions" below regarding the possibility that certain adjustments to the conversion rate of a note may be treated as a taxable dividend. The U.S. Holder's tax basis in the common stock received (including any fractional share for which cash is paid, but excluding shares attributable to accrued and unpaid interest) would be the tax basis allocated to the portion of the note treated as converted into common stock. The U.S. Holder's holding period in the common stock received (other than shares attributable to accrued and unpaid interest) would include the holding period in the converted note. All U.S. Holders should consult their tax advisors regarding the tax consequences of the receipt of cash and common stock for notes upon conversion.

With respect to cash received in lieu of a fractional share of our common stock, a U.S. Holder would be treated as if the fractional share were issued and received and then immediately redeemed for cash. Accordingly, the U.S. Holder generally would recognize gain or loss equal to the difference between the cash received and that portion of the U.S. Holder's adjusted tax basis in the common stock attributable to the fractional share on a proportionate basis in accordance with its relative fair market value. Any such gain or loss generally would be capital gain or loss and would be long-term capital gain or loss if, at the time of the conversion, the notes had been held for more than one year.

Any cash and the fair market value of any portion of our common stock that is attributable to accrued and unpaid interest on the notes not yet included in income by a U.S. Holder would be taxed as ordinary income. The basis in any shares of common stock attributable to accrued and unpaid interest not yet included in income would equal the fair market value of such shares when received. The holding period in any shares of common stock attributable to accrued and unpaid interest would begin on the day after the date of conversion.

A U.S. Holder that converts a note between a record date for an interest payment and the next interest payment date and consequently receives a payment of cash interest, as described in "Description of Notes — Conversion Rights — General," should consult its own tax advisor concerning the appropriate treatment of such payment.

Exchange in Lieu of Conversion

If a U.S. Holder surrenders notes for conversion, we may elect to direct the notes to be offered to a financial institution for exchange in lieu of conversion (as described above in "Description of Notes — Exchange in Lieu of Conversion"), and the designated institution would accept the notes and deliver cash, common stock (and cash in lieu of a fractional share of our common stock, if applicable), or a combination of cash and common stock in exchange for the notes. In such event, the holder will be taxed on the transfer as a sale or exchange of the notes, as described above under "— Sale, Exchange, Redemption or Other Taxable Disposition of Notes." The U.S. Holder's tax basis in the common stock received will equal the fair market value of the common stock on the date of the exchange, and the holder's holding period in the shares of common stock received will begin the day after the date of the exchange.

Distributions

If, after a U.S. Holder acquires any of our common stock upon a conversion of a note, we make a distribution (other than certain pro rata distributions of our common stock) in respect of such common stock from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), the distribution will be treated as a dividend and will be includible in a U.S. Holder's income at the time such U.S. Holder is treated as receiving such distribution for U.S. federal income tax purposes. If the distribution exceeds our current and accumulated earnings and profits, the excess generally will be treated first as a tax-free return of the U.S. Holder's investment, up to the U.S. Holder's tax basis in its common stock, and, to the extent the amount of the distribution exceeds the U.S. Holder's tax basis, any remaining excess generally will be treated as capital gain from the sale or exchange of the common stock as described above in "— Sale, Exchange, Redemption or Other Taxable Disposition of Notes." If the U.S. Holder is a U.S. corporation, it would generally be able to claim a dividends-received deduction on a portion of any distribution taxed as a dividend, provided that certain holding period and other requirements are satisfied. Subject to certain exceptions, dividends received by non-corporate U.S. Holders generally are taxed at the reduced rates applicable to long-term capital gains, provided that certain holding period requirements are met.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. Holder generally will recognize capital gain or loss on a sale, exchange or other taxable disposition of common stock. The U.S. Holder's gain or loss will equal the difference between the proceeds received by it and its tax basis in the common stock. The proceeds received by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the stock. The gain or loss recognized by a U.S. Holder on a sale, exchange or other taxable disposition of common stock will be long-term capital gain or loss if the U.S. Holder's holding period in the common stock is more than one year, or short-term capital gain or loss if the U.S. Holder's holding period in the common stock is one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers are currently taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Constructive Distributions

The terms of the notes allow for changes in the conversion rate of the notes under certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. Holder's proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to a U.S. Holder for U.S. federal income tax purposes. A change in conversion rate that allows holders of notes to receive more shares of common stock on conversion may increase such U.S. Holders' proportionate interests in our earnings and profits or assets. In that case, such U.S. Holders may be treated as receiving a taxable distribution even though they have not received any cash or property as a result of such adjustments. A taxable constructive distribution could result, for example, if the conversion rate is adjusted to compensate U.S. Holders of notes for distributions of cash or property to our shareholders. The adjustment to the conversion rate of notes converted in connection with a make-whole fundamental change, as described under "Description of Notes — Conversion Rights — Increase in Conversion Rate in Connection With a Make-Whole Fundamental Change" above, also may, in some circumstances, be treated as a taxable stock distribution. If an event occurs that dilutes the interests of shareholders or increases the interests of U.S. Holders of the notes and the conversion rate of the notes is not adjusted (or not adequately adjusted), the resulting increase in the proportionate interests of U.S. Holders of the notes also could be treated as a constructive distribution to holders of the notes. Conversely, if an event occurs that dilutes the interests of the U.S. Holders of the notes and the conversion rate is not adjusted (or not adequately adjusted), the resulting increase in the proportionate interests of our shareholders could be treated as a taxable distribution to such shareholders.

Not all changes in the conversion rate that result in U.S. Holders of notes receiving more common stock on conversion, however, increase such U.S. Holders' proportionate interests in our earnings and profits or assets. For instance, a change in conversion rate could simply prevent the dilution of the U.S. Holders' interests upon a stock split or other change in capital structure. Changes of this type, if made pursuant to a bona fide reasonable adjustment formula, are not treated as constructive distributions. In addition, adjustments to the conversion rate of the notes that are not made in connection with other shareholders of the Company receiving a distribution of money or other property generally will not give rise to a constructive distribution. The amount of any taxable constructive distribution resulting from a change to, or failure to change, the conversion rate that is treated as a distribution would be treated for U.S. federal income tax purposes in the same manner as a distribution on our common stock paid in cash or other property, as described under "— Distributions" above. It would result in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits (with the recipient's tax basis in its note or common stock (as the case may be) being increased by the amount of such dividend), with any excess treated as a tax-free return of the recipient's investment in its note or common stock (as the case may be) or as capital gain. U.S. Holders should consult their own tax advisors regarding as to the tax consequences of receiving constructive dividends, including whether any taxable constructive dividends would be eligible for the reduced rates (for non-corporate holders) or dividends-received deduction (for corporate holders) described in the previous paragraph.

We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders of notes not exempt from reporting. The IRS proposed regulations addressing the amount and timing of deemed distributions, as well as obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. These regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock over the fair market value immediately after the conversion rate adjustment of such right without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions and, if there is no associated cash payment, may set off its withholding obligations against payments on the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by or other funds or assets of an investor and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and to all holders of notes (including holders of notes that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of notes and withholding agents may rely on them prior to that date under certain circumstances.

Possible Effect of a Consolidation or Merger

In certain situations, we may consolidate or merge into another entity (as described above under "Description of Notes — Consolidation, Merger and Asset Sale"). Depending on the circumstances, a change in the obligor of the notes (or a change in other terms of the notes as described in "— Conversion of Notes" above) as a result of the consolidation or merger could result in a deemed exchange of the outstanding notes, which may be a taxable event for U.S. federal income tax purposes. Furthermore, depending on the circumstances, the U.S. federal income tax consequences of the exchange or conversion of the notes as well as the ownership of the notes and the shares of our common stock may be different from the U.S. federal income tax consequences addressed in this discussion. U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of such a consolidation or merger.

Non-U.S. Holders

The following discussion is limited to the U.S. federal income tax consequences relevant to a non-U.S. Holder (as defined above).

Taxation of Interest

Subject to the discussion below regarding income or gains effectively connected with a U.S. trade or business, payments of interest to non-U.S. Holders generally are subject to U.S. federal income tax at a rate of 30% (or a reduced or zero rate under the terms of an applicable income tax treaty between the United States and the non-U.S. Holder's country of residence), collected by means of withholding by the payor.

Provided a non-U.S. Holder does not fall within any of the specified categories below, payments of interest on the notes to most non-U.S. Holders, however, will qualify as "portfolio interest," and thus, subject to the discussion below regarding backup withholding and FATCA (as defined below), will be exempt from U.S. federal income tax, including withholding of such tax, if the non-U.S. Holders certify their nonresident status as described below.

The portfolio interest exemption will not apply to payments of interest to a non-U.S. Holder that:

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  owns, actually or constructively, applying certain attribution rules and pursuant to the conversion feature or otherwise, shares of our stock representing at least 10% of the total combined voting power of all classes of our stock entitled to vote;

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  is a "controlled foreign corporation" (generally, a foreign corporation more than 50% of the stock of which (by vote or value) is owned, directly, indirectly, or constructively, by one or more U.S. persons that each owns, actually or constructively, at least 10% of the corporation's voting stock or at least 10% of the total value of shares of all classes of the corporation's stock) that is related, directly or indirectly, to us through sufficient actual or constructive stock ownership; or

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  is engaged in the conduct of a trade or business in the United States to which such interest payments are effectively connected (see the discussion under "— Income or Gains Effectively Connected with a U.S. Trade or Business" below).

The portfolio interest exemption, reduction of the withholding rate pursuant to the terms of an applicable income tax treaty and several of the special rules for non-U.S. Holders described below apply only if the holder certifies its nonresident status. A non-U.S. Holder can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate IRS Form W-8 to us or the applicable withholding agent prior to the payment. If the non-U.S. Holder holds the note through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to the agent. Special certificate rules apply to non-U.S. Holders that are pass-through entities rather than corporations or individuals.

Sale, Exchange, Redemption, Conversion or Other Disposition of Notes or Common Stock

Subject to the discussions below regarding backup withholding and FATCA, non-U.S. Holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, conversion or other disposition of notes or common stock (other than with respect to payments attributable to accrued and unpaid interest, which will be taxed as described under "— Taxation of Interest" above), unless:

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  the gain is effectively connected with the conduct by the non-U.S. Holder of a U.S. trade or business (and, generally, if an income tax treaty applies, is attributable to a U.S. permanent establishment maintained by the non-U.S. Holder), in which case the gain would be subject to tax as described below under "— Income or Gains Effectively Connected with a U.S. Trade or Business";

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  the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the year of disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S.-source capital losses, would be subject to a flat 30% tax (or lower applicable income tax treaty rate), even though the individual is not considered a resident of the United States; or

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  the rules of the Foreign Investment in Real Property Tax Act, or FIRPTA, described below, treat the gain as effectively connected with a U.S. trade or business.

The FIRPTA rules may apply to a sale, exchange, redemption, conversion or other disposition of notes or common stock by a non-U.S. Holder if we are at any time within five years before the sale, exchange, redemption, conversion or other disposition (or, if shorter, the non-U.S. Holder's holding period for the notes or common stock disposed of), a "United States real property holding corporation," or USRPHC. In general, we would be a USRPHC if interests in U.S. real property composed at least 50% of the fair market value of our assets. We believe that we currently are not, and will not become in the future, a USRPHC.

Dividends and Constructive Dividends

Subject to the discussion below regarding income or gains effectively connected with a U.S. trade or business, dividends paid to a non-U.S. Holder on any common stock received on conversion of a note, and any taxable constructive dividends resulting from certain adjustments (or failures to make adjustments) to the number of shares of common stock to be issued on conversion (as described under "— U.S. Holders — Constructive Distributions" above) generally will be subject to U.S. withholding tax at a 30% rate. The withholding tax on dividends (including any taxable constructive dividends), however, may be reduced under the terms of an applicable income tax treaty between the United States and the non-U.S. Holder's country of residence.

A non-U.S. Holder should demonstrate its eligibility for a reduced rate of withholding under an applicable income tax treaty by timely delivering a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8. A non-U.S. Holder that is eligible for a reduced rate of withholding under the terms of an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. In the case of constructive dividends, the required amount may be withheld from interest payments or other payments or deliveries made with respect to the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by, or other funds or assets of, such holder. Dividends on the common stock that are effectively connected with a non-U.S. Holder's conduct of a U.S. trade or business are discussed below under "— Income or Gains Effectively Connected with a U.S. Trade or Business."

Income or Gains Effectively Connected with a U.S. Trade or Business

The preceding discussions of the U.S. federal income and withholding tax considerations of the ownership or disposition and conversion of the notes and the ownership and disposition of the common stock into which the notes may be converted by a non-U.S. Holder assumes that the non-U.S. Holder is not treated as being engaged in a U.S. trade or business for U.S. federal income tax purposes. If any interest or constructive dividends on the notes, dividends on common stock or gain from the sale, exchange, redemption, conversion or other disposition of the notes or common stock is effectively connected with a U.S. trade or business conducted by the non-U.S. Holder, then the income or gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and generally in the same manner applicable to U.S. Holders. If the non-U.S. Holder is eligible for the benefits of a tax treaty between the United States and the holder's country of residence, any "effectively connected" income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a "permanent establishment" or fixed base maintained by the non-U.S. Holder in the United States. Payments of interest, dividends or constructive dividends that are effectively connected with a U.S. trade or business (and, if a tax treaty applies, attributable to a "permanent establishment" or fixed base), and therefore included in the gross income of a non-U.S. Holder, will not be subject to 30% withholding, provided that the non-U.S. Holder claims exemption from withholding by timely filing a properly executed IRS Form W-8ECI (or applicable successor form). If the non-U.S. Holder is a corporation (or an entity treated as a corporation for U.S. federal income tax purposes), that portion of its earnings and profits that is effectively connected with its U.S. trade or business generally also would be subject to a "branch profits tax." The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.

FATCA

Sections 1471 through 1474 of the Code, together with the applicable Treasury Regulations issued thereunder and other applicable guidance, or FATCA, impose a withholding tax on certain types of payments made to "foreign financial institutions" and certain other "non-financial foreign entities" as defined in the Code and applicable regulations. FATCA generally imposes a 30% withholding tax on interest income and constructive dividends on the notes, dividends on our common stock, and (subject to the proposed U.S. Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, the notes or common stock, in each case, paid to a foreign financial institution or to non-financial foreign entity (whether as beneficial owner or intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements, or (3) an exemption applies.

Subject to the following sentence, if the payee is a foreign financial institution and an exemption does not apply, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Foreign financial institutions located in jurisdictions that have an "intergovernmental agreement" with the United States governing FATCA may be subject to different rules.

FATCA withholding generally applies to interest and constructive dividends on the notes and dividends on our common stock and may apply to gross proceeds from the disposition of notes or common stock. Regulations recently proposed by the IRS and the U.S. Treasury eliminate the requirement of FATCA withholding on gross proceeds, and taxpayers generally may rely on those proposed regulations until final U.S. Treasury Regulations are issued, notwithstanding the statutory requirement for such withholding set forth in the Code. Prospective investors should consult their own tax advisors regarding FATCA.

Backup Withholding and Information Reporting

The Code and the Treasury Regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest, dividends (including constructive dividends) and proceeds paid by brokers to their customers. This reporting regime is reinforced by "backup withholding" rules, which require the payor to withhold from payments to certain recipients subject to information reporting if any such recipient has failed to provide a taxpayer identification number to the payor, furnished an incorrect identification number or repeatedly failed to report interest or dividends on tax returns. The backup withholding rate is currently 24%.

Payments of interest or dividends (including constructive dividends) to U.S. Holders of notes or common stock and payments made to U.S. Holders by a broker upon a sale of the notes or our common stock generally will be subject to information reporting, and will be subject to backup withholding, unless the holder (1) is an exempt recipient, or (2) provides the payor with a correct taxpayer identification number, certifies that it is a U.S. person not subject to backup withholding and complies with applicable certification requirements. We must report annually to the IRS the interest and/or dividends (including constructive dividends) paid to each non-U.S. Holder and the tax withheld, if any, with respect to such interest and/or dividends, including any tax withheld pursuant to the rules described under "— Taxation of Interest" and "— Dividends and Constructive Dividends" above. Copies of these reports may be made available to tax authorities in the country where the non-U.S. Holder resides. Payments to non-U.S. Holders of dividends on our common stock or interest and constructive dividends on the notes may be subject to backup withholding unless the non-U.S. Holder certifies its non-U.S. status on a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or appropriate IRS Form W-8. Payments made to non-U.S. Holders by a broker upon a sale of the notes or our common stock will not be subject to information reporting or backup withholding as long as the non-U.S. Holder certifies its non-U.S. status or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a U.S. Holder or non-U.S. Holder of notes or common stock under the backup withholding rules will be allowed as a refund or can be credited against any U.S. federal income tax liability of the holder, provided the required information is timely furnished to the IRS.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated February 10, 2020, between us and Jefferies LLC, as the underwriter and sole book-running manager of this offering, we have agreed to sell to the underwriter, and the underwriter as agreed to purchase from us, $125,000,000 aggregate principal amount of notes.

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers' certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriter will purchase all of the notes offered by us if it purchases any notes. We have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

The notes are a new issue of securities, and there is currently no established trading market for such notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

The underwriter has advised us that, following the completion of this offering, it currently intends to make a market in the notes, as permitted by applicable laws and regulations. However, the underwriter is not obligated to do so, and the underwriter may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the notes, that you will be able to sell any of the notes held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriter is offering the notes subject to its acceptance of the notes from us and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriter has advised us that it proposes to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriter, at that price less a concession not in excess of $18.00 per $1,000 principal amount of notes. After the offering, the initial public offering price, concession and reallowance to dealers may be reduced by the underwriter. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriter and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriter's option to purchase additional notes.

	Per Note		Total
	Without Option to Purchase Additional Notes	With Option to Purchase Additional Notes	Without Option to Purchase Additional Notes	With Option to Purchase Additional Notes
Public offering price	$1,000.00	$1,000.00	$125,000,000	$143,750,000
Underwriting discounts and commissions paid by us	$30.00	$30.00	$3,750,000	$4,312,500
Proceeds to us, before expenses	$970.00	$970.00	$121,250,000	$139,437,500

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $875,000. The underwriter has agreed to reimburse us for certain of our expenses in connection with this offering. We have also agreed to reimburse the underwriter for certain of their expenses in an amount up to $175,000.

Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol "COLL."

Option to Purchase Additional Notes

We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an additional $18,750,000 principal amount of additional notes from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions, to cover over-allotments.

No Sales of Similar Securities

We, and our executive officers and directors, have agreed, subject to specified exceptions, not to directly or indirectly:

  ▪
  sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or

  ▪
  otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially, or

  ▪
  publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of Jefferies LLC.

This restriction terminates after the close of trading of the common stock on and including the 90th day after the date of this prospectus supplement.

Stabilization

In connection with the offering of the notes, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriter may over-allot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriter may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the price of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes independent market levels. The underwriter is not required to engage in any of these activities and may end any of them at any time. Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriter makes any representation that the underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus supplement and the accompanying prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of notes for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter's web sites and any information contained in any other web site maintained by the underwriter is not part of this prospectus supplement and the accompanying prospectus, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Other Activities and Relationships

The underwriter and certain of its affiliates is a full service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter is acting as our financial advisor in connection with this notes offering and we have agreed to pay the underwriter a fee of up to $1,250,000 for its services in that role. Additionally, the underwriter and certain of its affiliates have, from time to time, performed, currently are performing, and may in the future perform, various other commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. We have also granted the underwriter a right of first refusal, subject to certain limitations, to provide services with respect to future offerings and financings by us and our affiliates.

In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriter and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Disclaimers About Non-U.S. Jurisdictions

Australia

This prospectus supplement is not a disclosure document for the purposes of Australia's Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia, you confirm and warrant that you are either:

  ▪
  a "sophisticated investor" under section 708(8)(a) or (b) of the Corporations Act;

  ▪
  a "sophisticated investor" under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant's certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

  ▪
  a person associated with the Company under Section 708(12) of the Corporations Act; or

  ▪
  a "professional investor" within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this prospectus supplement is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada

A.
Resale Restrictions.    The distribution of the notes in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the notes in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

B.
Representations of Canadian Purchasers.    By purchasing notes in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to and the dealer from whom the purchase confirmation is received that:

▪
the purchaser is entitled under applicable provincial securities laws to purchase the notes without the benefit of a prospectus qualified under those securities laws as it is an "accredited investor" as defined under National Instrument 45-106 — Prospectus Exemptions;

▪
the purchaser is a "permitted client" as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations;

▪
where required by law, the purchaser is purchasing as principal and not as agent; and

▪
the purchaser has reviewed the text above under Resale Restrictions.

C.
Conflicts of Interest.    Canadian purchasers are hereby notified that the underwriter is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

D.
Statutory Rights of Action.    Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

E.
Enforcement of Legal Rights.    All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

F.
Taxation and Eligibility for Investment.    Canadian purchasers of notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the company in their particular circumstances and about the eligibility of the notes for investment by the purchaser under relevant Canadian legislation.

European Economic Area and United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a "Relevant State"), no notes have been offered or will be offered to the public in that Relevant State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of notes may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of notes shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an "offer to the public" in relation to any notes in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell securities, whether as principal or agent; or to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or the SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or the CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the notes is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriter, venture capital funds, entities with equity in excess of NIS 50 million and "qualified individuals," each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

This offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriter will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(i)
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

  (iv)
  as specified in Section 276(7) of the SFA; or

  (v)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to this offering, the company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by Pepper Hamilton LLP, Philadelphia, Pennsylvania. Latham & Watkins LLP, New York, New York is representing the underwriter in connection with this offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement and the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document.

We are currently subject to the reporting requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC's website at http://www.sec.gov and in the "Investor Relations" section of our website at http:// www.collegiumpharma.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement and the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-37372):

  ▪
  Our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 27, 2019;

  ▪
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 filed with the SEC on May 8, 2019, August 7, 2019 and November 6, 2019, respectively;

  ▪
  Our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 15, 2019;

  ▪
  Our Current Reports on Form 8-K filed with the SEC on April 30, 2019 and February 10, 2020; and

  ▪
  The description of our common stock contained in our registration statement on Form 8-A (File No. 001-3732) filed with the SEC on May 1, 2015, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus supplement and the accompanying prospectus. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below. Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement, by requesting them in writing or by telephone at:

Collegium Pharmaceutical, Inc.
Attention: Corporate Secretary
100 Technology Center Drive, Suite 300
Stoughton, MA 02072
(781) 713-3699

PROSPECTUS

COLLEGIUM PHARMACEUTICAL, INC.

$300,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants

        We may offer to the public from time to time in one or more series or issuances:

  •
  shares of our common stock;

  •
  shares of preferred stock;

  •
  debt securities consisting of debentures, notes or other evidences of indebtedness;

  •
  warrants to purchase shares of our common stock, preferred stock and/or debt securities;

  •
  or any combination of these securities.

        This prospectus provides a general description of the securities that we may offer and sell. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. Any prospectus supplement may add to, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading "Where You Can Find More Information" before you make your investment decision.

        The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in the applicable prospectus supplement.

        Our common stock is traded on The NASDAQ Global Select Market, or NASDAQ, under the symbol "COLL." On October 25, 2019, the closing sale price of our common stock on NASDAQ was $12.60 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on NASDAQ or any other securities exchange of the securities covered by the applicable prospectus supplement.

        Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission incorporated by reference into this prospectus, as described under "Risk Factors" on page 6.

        This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated November 6, 2019.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $300,000,000 of any combination of the securities described in this prospectus. To the extent required for any offer and sale, a prospectus supplement will set forth the type and number of securities being offered, the offering price, the names of any underwriters, dealers, brokers or agents and the applicable sales commission or discount. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus and/or any prospectus supplement, before making an investment decision.

        This prospectus provides you only with a general description of the securities that we may offer and sell. Each time securities are offered and sold under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein by reference, together with the additional information described under "Where You Can Find More Information" below.

        The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or in any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.

        We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

        You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

        References in this prospectus to the terms "the Company," "Collegium," "we," "our" and "us" or other similar terms mean Collegium Pharmaceutical, Inc. and our wholly owned subsidiaries, unless we state otherwise or the context indicates otherwise.

 ABOUT COLLEGIUM PHARMACEUTICAL, INC.

Overview

        We are a specialty pharmaceutical company committed to being the leader in responsible pain management. Our first product, Xtampza® ER, or Xtampza ER, is an abuse-deterrent, extended-release, oral formulation of oxycodone. In April 2016, the U.S. Food and Drug Administration, or FDA, approved our new drug application for Xtampza ER for the management of pain severe enough to require daily, around-the-clock, long-term opioid treatment and for which alternative treatment options are inadequate. In June 2016, we announced the commercial launch of Xtampza ER.

        Xtampza ER, OxyContin OP from Purdue, and the authorized generic version of OxyContin OP (which is identical to the branded version) are the only extended-release oxycodone products marketed in the United States as of June 2019. In 2018, the extended-release oxycodone market generated approximately $1.8 billion in U.S. sales and there were approximately 3.4 million prescriptions written. OxyContin OP is the largest selling extended-release oxycodone (and largest-selling branded extended-release opioid) in the United States by dollars and prescription volume, with approximately $1.5 billion in U.S. sales in 2018. We conducted a comprehensive preclinical and clinical program for Xtampza ER consistent with FDA guidance on abuse-deterrence. These studies and clinical trials demonstrated, among other things, that chewing, and crushing Xtampza ER, and then taking it orally, did not meaningfully change its drug release profile or safety characteristics. On the basis of these studies and clinical trials, the FDA concluded that Xtampza ER has properties that are expected to reduce abuse via the oral and intranasal routes and that are expected to make abuse by injection difficult. By contrast, clinical trials performed by us and others—including head-to-head clinical trials comparing Xtampza ER with OxyContin OP—have shown that drug abusers could achieve rapid release and absorption of the active ingredient by manipulating OxyContin OP using common household tools and methods commonly available on the Internet. In November 2017, we announced the approval of a Supplemental New Drug Application by the FDA for Xtampza ER to include comparative oral pharmacokinetic data from the clinical study evaluating the effect of physical manipulation by crushing Xtampza ER compared with OxyContin OP and a control (oxycodone hydrochloride immediate-release), results from an oral human abuse potential study and the addition of an oral abuse deterrent claim.

        Our product portfolio also includes Nucynta ER and Nucynta IR, or the Nucynta Products. In December 2017, we entered into a Commercialization Agreement, or the Nucynta Commercialization Agreement, with Assertio Therapeutics, Inc., pursuant to which we acquired the right to commercialize the Nucynta Products in the United States. Nucynta ER is an extended-release formulation of tapentadol that is indicated for the management of pain severe enough to require daily, around-the-clock, long-term opioid treatment, including neuropathic pain associated with diabetic peripheral neuropathy in adults, and for which alternate treatment options are inadequate. Nucynta IR is an immediate-release formulation of tapentadol that is indicated for the management of moderate to severe acute pain severe enough to require an opioid analgesic and for which alternative treatments are inadequate in adults.

        We began shipping and recognizing product sales on the Nucynta Products on January 9, 2018 and began marketing the Nucynta Products in February 2018. Effective August 2018, we entered into a Second Amendment to the Nucynta Commercialization Agreement to primarily clarify the mechanism for transferring title to products to be sold by the Company pursuant to the agreement and various related matters. Effective November 2018, we entered into a Third Amendment to the Nucynta Commercialization Agreement, which primarily eliminated the guaranteed minimum royalty payment obligations for years 2019, 2020 and 2021. We began shipping and recognizing product sales on the Nucynta Products in January 2018.

        You can get more information regarding our business and industry by reading our most recent Annual Report on Form 10-K and the other reports we file with the SEC. See "Where You Can Find More Information" and "Incorporation of Information by Reference."

Company Information

        Our predecessor was incorporated in Delaware in April 2002 under the name Collegium Pharmaceuticals, Inc. and in October 2003, our predecessor changed its name to Collegium

Pharmaceutical, Inc. In July 2014, we reincorporated in the Commonwealth of Virginia pursuant to a merger whereby Collegium Pharmaceutical, Inc., a Delaware corporation, merged with and into Collegium Pharmaceutical, Inc., a Virginia corporation, with the Virginia corporation surviving the merger.

        Our global headquarters are located at 100 Technology Center Drive, Stoughton, MA 02072 and our telephone number is (781) 713-3699. Our website address is www.collegiumpharma.com. The content contained in, or that can be accessed through, our website is not part of this prospectus. See "Where You Can Find More Information" and "Incorporation of Information by Reference."

NASDAQ Global Select Market Listing

        Our common stock is listed on NASDAQ under the symbol "COLL."

        The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on NASDAQ or the other securities exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS

        Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and discussed in the section titled "Risk Factors" contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2018, as well as any amendments thereto reflected in subsequent filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, our quarterly reports, and documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. See "Where You Can Find More Information." The risks described in the Annual Report and such subsequent filings are not the only risks that we face. Additional risks not presently known to us or that we do not currently consider significant may also have an adverse effect on us. If any of the risks actually occur, our business, results of operations, cash flows or financial condition could suffer. We cannot assure you that any of the events discussed in the risk factors will not occur. These risks could have a material and adverse impact on our business, results of operations, financial condition and cash flows and if so our future prospects would likely be materially and adversely affected. If any of such events were to happen, the trading price and value of our securities could decline, and you could lose all or part of your investment. You should understand that it is not possible to predict or identify all such risks. Consequently, you should not consider the risk factors to be a complete discussion of all potential risks or uncertainties. Please also read carefully the section below titled "Special Note Regarding Forward-Looking Statements."

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus and the documents incorporated by reference herein regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or the negative of those terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

        The forward-looking statements in this prospectus and the documents incorporated by reference herein include, among other things, statements about:

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  our ability to commercialize and grow sales of our products;

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  our ability to effectively commercialize in-licensed products and manage our relationships with licensors.

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  our ability to obtain and maintain regulatory approval of our products and any product candidates, and any related restrictions, limitations, and/or warnings in the label of an approved product;

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  the size of the markets for our products and any product candidates, and our ability to service those markets;

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  the success of competing products that are or become available;

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  our ability to obtain and maintain reimbursement and third-party payor contracts for our products;

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  the costs of commercialization activities, including marketing, sales and distribution;

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  the rate and degree of market acceptance of our products;

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  changing market conditions for our products;

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  the outcome of any patent infringement, opioid-related or other litigation that may be brought by or against us, including litigation with Purdue Pharma, L.P. and Teva Pharmaceuticals USA, Inc.;

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  the outcome of any governmental investigation related to the manufacture, marketing and sale of opioid medications;

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  the performance of our third-party suppliers and manufacturers;

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  our ability to secure adequate supplies of active pharmaceutical ingredient for each of our products and to manufacture adequate quantities of commercially salable inventory;

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  our ability to attract collaborators with development, regulatory and commercialization expertise;

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  our ability to obtain funding for our operations and business development;

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  regulatory developments in the United States;

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  our expectations regarding our ability to obtain and maintain sufficient intellectual property protection for our products and any product candidates;

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  our ability to comply with stringent government regulations relating to the manufacturing and marketing of pharmaceutical products, including U.S. Drug Enforcement Agency, or DEA, compliance;

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  the loss of key commercial, scientific or management personnel;

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  our customer concentration, which may adversely affect our financial condition and results of operations;

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  the accuracy of our estimates regarding expenses, revenue, capital requirements and need for additional financing; and

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  the other risks, uncertainties and factors discussed under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as revised and supplemented by those risks described from time to time in other reports which we file with the SEC.

        We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly under "Risk Factors" that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make.

        You should read this prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

        Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus and in the applicable prospectus supplement. See "Risk Factors."

USE OF PROCEEDS

        Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures, acquisitions of new technologies or businesses, and investments. Additional information on the use of net proceeds from the sale of securities by us under this prospectus will be set forth in the prospectus supplement relating to the specific offering.

GENERAL DESCRIPTION OF SECURITIES

        We may offer and sell, up to a total dollar amount of $300,000,000, at any time and from time to time:

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  shares of our common stock;

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  shares of preferred stock;

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  debt securities consisting of debentures, notes or other evidences of indebtedness;

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  warrants to purchase shares of our common stock, preferred stock and/or debt securities; or

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  any combination of these securities.

        This prospectus provides you with a general description of the securities that we may offer. The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. In connection with each offering, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered, including, to the extent applicable:

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  designation or classification;

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  aggregate offering price;

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  rates and times of payment of dividends;

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  redemption, conversion or exchange terms;

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  conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

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  restrictive covenants;

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  voting or other rights; and

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  important federal income tax considerations.

        The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not included in the registration statement at the time of its effectiveness or offer a security of a type that is not described in this prospectus.

DESCRIPTION OF CAPITAL STOCK

        The following summary of the terms of our capital stock is subject to and qualified in its entirety by reference to our amended and restated articles of incorporation and amended and restated bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to "Where You Can Find More Information" below for directions on obtaining these documents.

        As of September 30, 2019, our capital stock was held of record by 31 shareholders. Our authorized capital stock consists of 105,000,000 shares, 100,000,000 of which are designated as common stock with a par value of $0.001 per share and 5,000,000 of which are designated as preferred stock with a par value of $0.001.

        As of September 30, 2019, there were 33,523,858 shares of common stock outstanding, no shares of preferred stock outstanding, warrants to purchase an aggregate of 1,041,667 shares of common stock outstanding, options to purchase an aggregate of 4,140,629 shares of common stock outstanding, 868,075 restricted stock units outstanding and 99,400 performance share units outstanding.

Common Stock

        As of September 30, 2019, we had 33,523,858 shares of common stock outstanding. Shares of our common stock have the following rights, preferences and privileges:

        Voting Rights.    The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. With certain exceptions, a majority of the votes cast at a shareholder meeting at which a quorum is present must approve all shareholder matters.

Our amended and restated articles of incorporation provide that an amendment to our amended and restated articles of incorporation, a merger, share exchange, domestication, entity conversion, sale of assets that requires shareholder approval or our dissolution must be approved by a majority of all the votes entitled to be cast at a shareholder meeting. Our amended and restated articles of incorporation provide that an amendment to our amended and restated bylaws by the shareholders must be approved by more than two-thirds of all the votes entitled to be cast. Our amended and restated bylaws also provide that our directors are elected by a majority of the votes cast in non-contested director elections. In contested elections, directors are elected by a plurality of the votes cast plurality of the votes cast.

        Dividends.    Subject to the preferences applicable to any shares of preferred stock outstanding at any time, holders of our common stock are entitled to receive dividends when and as declared by our board of directors from assets or funds legally available therefor. The timing, declaration, amount and payment of future dividends will depend on our financial condition, earnings, capital requirements and debt service obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that our board of directors deems relevant. Our board of directors will make all decisions regarding our payment of dividends from time to time in accordance with applicable law.

        Liquidation.    Subject to any preferential liquidation rights of holders of preferred stock that may be outstanding, upon our dissolution, the holders of our common stock will be entitled to share ratably in our assets legally available for distribution to our shareholders.

        No Preemptive or Similar Rights.    The holders of our common stock do not have any preemptive rights or preferential rights to subscribe for shares of our capital stock or any other securities. Our common stock is not subject to any redemption or sinking fund provisions.

        Transfer Agent and Registrar.    The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

        Listing.    Our common stock is listed on NASDAQ under the symbol "COLL."

Preferred Stock

        Our board of directors may, without further action by our shareholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of our preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of our preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without shareholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

        If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

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  the title and stated value;

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  the number of shares offered, the liquidation preference per share and the purchase price;

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  the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  the procedures for any auction and remarketing, if any;

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  the provisions for a sinking fund, if any;

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  the provisions for redemption, if applicable;

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  any listing of the preferred stock on any securities exchange or market;

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  whether the preferred stock will be convertible into our common stock or other securities of the Company, and, if applicable, the conversion price (or how it will be calculated), the conversion period and any other terms of conversion (including any anti-dilution provisions, if any);

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  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);

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  voting rights, if any, of the preferred stock; and

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  a discussion of any material U.S. federal income tax considerations applicable to the preferred stock.

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  The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

        Transfer Agent and Registrar.    The transfer agent and registrar for any series of preferred stock will be set forth in each applicable prospectus supplement.

Anti-Takeover Effects of Provisions of our Articles of Incorporation, our Bylaws and Virginia Law

        Various provisions contained in our amended and restated articles of incorporation, our amended and restated bylaws and Virginia law could delay, deter or discourage some transactions involving an actual or potential change in control of the Company.

Articles of Incorporation and Bylaws

Preferred stock

        Our amended and restated articles of incorporation authorize our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the preferences, rights and other terms of such series. See "—Preferred Stock" for additional information. Under this authority, our board of directors could create and issue a series of preferred stock with rights, preferences or restrictions that have the effect of discriminating against an existing or prospective holder of our capital stock as a result of such holder beneficially owning or commencing a tender or exchange offer for a substantial amount of our common stock. One of the effects of authorized but unissued and unreserved shares of preferred stock may be to render it more difficult for, or to discourage an attempt by, a potential acquiror to obtain control of us by means of a merger, tender or exchange offer, proxy contest or otherwise, and thereby protect the continuity of our management. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without any action by our shareholders.

Qualification and election of directors

        Our amended and restated bylaws provide that to be eligible to be nominated by a shareholder for election to our board of directors, a person must submit a written questionnaire regarding his or her background and qualifications and must agree to other representations as set forth in our amended and restated bylaws.

        Under our amended and restated articles of incorporation, our board of directors is divided into three classes, each serving three-year terms and until each director's successor is duly elected and qualified. The election of the classes is staggered, such that only approximately one third of our board of directors is up for election in any given year. Our amended and restated articles of incorporation do not provide for cumulative voting in the election of directors.

Board vacancies; removal

        Our amended and restated articles of incorporation provide that any vacancy occurring on our board of directors will be filled by a majority of directors then in office, even if less than a quorum. Our amended and restated articles of incorporation also provide that our directors can only be removed for cause upon the vote of more than two-thirds of the votes entitled to be cast by holders of common stock.

Special meetings of shareholders; number of directors and unanimous written consent of shareholders

        Our amended and restated articles of incorporation provide that only the board of directors, the chairman of the board of directors or the president may call a special meeting of the shareholders. Our amended and restated bylaws provide that the authorized number of our directors be changed only by resolution of our board of directors. Our amended and restated bylaws prohibit shareholders from acting by less-than-unanimous written consent.

Advance notification of shareholder nominations and proposals

        Our amended and restated bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of persons for election as directors, other than nominations made by or at the direction of our board of directors.

Virginia Anti-Takeover Statutes

Affiliated transactions statute

        Virginia law contains provisions governing certain material transactions, or affiliated transactions, between the Company and any holder of more than 10% of any class of its outstanding voting shares, or an interested shareholder. In general, these provisions prohibit a Virginia corporation from engaging in an affiliated transaction with an interested shareholder for a period of three years following the date such person became an interested shareholder, unless (i) a majority of the disinterested directors and the holders of at least two-thirds of the voting shares, other than those beneficially owned by the interested shareholder, approved the affiliated transaction, or (ii) before the date that the person became an interested shareholder, a majority of the disinterested directors approved the transaction that resulted in the person becoming an interested shareholder. After three years, any such transaction must be at a "fair price," as statutorily defined, or must be approved by the holders of at least two-thirds of the voting shares, other than those beneficially owned by the interested shareholder. Affiliated transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, the sale of shares of the corporation or any of its subsidiaries to an interested shareholder having an aggregate fair market value of greater than 5% of the aggregate fair market value of the corporation's outstanding shares, any dissolution of the Company proposed by or on behalf of an interested shareholder or any reclassification, including reverse stock splits, recapitalization or merger of the Company with its subsidiaries, if any, that increases the percentage of voting shares beneficially owned by an interested shareholder by more than 5%.

        The shareholders of a Virginia corporation may adopt an amendment to the corporation's articles of incorporation or bylaws opting out of the provisions of Virginia law governing affiliated transactions but such amendment shall not be effective until 18 months after its adoption. Neither our amended and restated articles of incorporation nor our amended and restated bylaws contain a provision opting out of the provisions of Virginia law governing affiliated transactions.

Control share acquisitions statute

        Virginia law also contains provisions relating to control share acquisitions, which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a Virginia public corporation to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation or (ii) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition.

        As permitted by Virginia law, our amended and restated articles of incorporation contain a provision opting out of the Virginia anti-takeover law regulating control share acquisitions.

Indemnification and limitation of directors' and officers' liability

        We are a Virginia corporation. As permitted by Virginia law, our amended and restated articles of incorporation provide that no director or officer shall be liable in any proceeding brought by or in the right of us or our shareholders for monetary damages arising out of any transaction, occurrence or other course of conduct, except for liability resulting from willful misconduct or a knowing violation of criminal law or of any federal or state securities laws.

        Our amended and restated articles of incorporation require us to indemnify any director or officer who was or is a party to a proceeding, including a proceeding brought by or in the right of the Company, due to his or her status as our director or officer unless he or she engaged in willful misconduct or a knowing violation of criminal law. Our amended and restated articles of incorporation also require us to advance expenses to such person prior to the final disposition of any such proceeding.

        We have obtained policies that insure our directors and officers against certain liabilities they may incur in their capacity as directors and officers.

        We have entered into indemnification agreements with our directors and executive officers. These agreements contain provisions that may require us, among other things, to advance expenses to and indemnify these directors and officers against certain liabilities that may arise because of their status or service as directors or officers of us.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

        We may offer under this prospectus up to $300,000,000 aggregate principal amount of secured or unsecured debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for a public offering price of up to $300,000,000. The debt securities may be either senior debt securities, senior subordinated debt securities or subordinated debt securities. We will issue any debt securities under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and any amendment or supplement thereto and those made part of the indenture by reference to the Trust Indenture Act of 1939, or the Trust Indenture Act, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included.

        The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture which will be filed with a future prospectus supplement and any amendment or supplement thereto.

General

        We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

        The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

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  the title of the series;

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  the aggregate principal amount;

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  the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

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  any limit on the aggregate principal amount;

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  the date or dates on which principal is payable;

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  the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

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  the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

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  the place or places where principal and, if applicable, premium and interest, is payable;

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  the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

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  the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

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  whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

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  the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

  •
  the currency of denomination;

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  the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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  if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

  •
  if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

  •
  the provisions, if any, relating to any collateral provided for such debt securities;

  •
  any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

  •
  any events of default, if not otherwise described below under "Defaults and Notice";

  •
  the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

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  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

  •
  any guaranties of the debt securities;

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  the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company; and

  •
  the terms and conditions, if any, pursuant to which the debt securities, in whole or in part, shall be defeasible.

        All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series with the same terms as the original debt securities of that series (other than the issue price and the interest accrued prior to the issue date of the additional debt securities). We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement. We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

        We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

        We may issue debt securities that will be represented by either:

  •
  "book-entry securities," which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

  •
  "certificated securities," which means that they will be represented by a certificate issued in definitive registered form.

        We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

        If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Global Securities

        The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Protection in the Event of Change of Control

        Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or that would otherwise afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Covenants

        Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

        We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

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  we are the surviving entity of any such merger or consolidation or the entity formed by such merger or consolidation shall be organized under the laws of the United States of America, or any state thereof or the District of Columbia, and shall expressly assume by a supplemental indenture all of our obligations related to such debt securities; and

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  immediately before and immediately after the merger or consolidation, no default or event of default shall have occurred and be continuing.

        Notwithstanding the foregoing, the indenture may allow certain transactions, including, but not limited to, a merger between us and our wholly owned subsidiary or a merger between us and our affiliate for the purpose of converting us into a corporation under the laws of the United States of America, or any state thereof or the District of Columbia, or for the purpose of creating or collapsing a holding company structure.

Defaults and Notice

        The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

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  failure to pay the principal of, or premium, if any, on, any debt security of such series when due and payable (whether at maturity, upon redemption, acceleration or otherwise);

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  failure to make a payment of any interest on any debt security of such series when due and payable and such failure continues for a period of 30 days;

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  our failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series and such failure continues for a period of 60 days after written notice from the trustee or holders of 25% in the aggregate principal amount of the then-outstanding debt securities of such series; and

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  certain events relating to our or our significant subsidiaries' bankruptcy, insolvency or reorganization.

        If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding debt securities of such series may declare the principal amount of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

        Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the trustee knows of the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, except in the case of a default that results from the failure to make any payment of the principal of, or interest or premium, if any, on the debt securities of any series, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

        Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before instituting a proceeding or pursuing a remedy under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

        Any indenture that governs our debt securities covered by this prospectus may permit the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include that the holders of at least 25% in aggregate principal amount of the debt securities of such series then-outstanding make a prior written request upon the trustee to exercise its power under the indenture and offer reasonable indemnity to the trustee. Even so, such holders may have an absolute right to receipt of the principal of, or premium, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Modification of the Indenture

        We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

        The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

        Any indenture that governs our debt securities covered by this prospectus may provide that we may discharge our obligations under such debt securities and the indenture with respect to such debt securities if:

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  either (A) there shall have been canceled by the trustee under the indenture, or delivered to the trustee for cancellation, all debt securities of such series theretofore authenticated and delivered or (B) all such debt securities not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements for the giving of notice of redemption by the trustee;

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  we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal, premium, if any, and interest to the maturity or date of redemption;

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  we have paid all other sums payable by us under the indenture or deposited all other required sums with the trustee; and

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  the deposit will not result in a breach or violation of, or constitute a default under, any other instrument or agreement to which we are a party or to which we are bound.

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  Any indenture that governs our debt securities covered by this prospectus may provide that we may be discharged from our obligations with respect to any debt securities, subject to certain exceptions. Further, any indenture that governs our debt securities covered by this prospectus may provide that we may be released from our obligations under certain sections of such indenture, subject to certain exceptions. In either case, such indenture may provide that certain conditions must be satisfied prior to such discharge or release, including, but not limited to:

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  we shall have irrevocably deposited with the trustee, in trust, for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities, (a) money, (b) U.S. or foreign government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money, or (c) a combination thereof, in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal, accrued interest and premium, if any;

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  there shall be no continuing default or event of default with respect to such debt securities at the time of the deposit or after giving effect thereto;

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  there shall not be certain conflicting interest for purposes of the Trust Indenture Act;

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  such actions shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are bound;

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  we shall have delivered a legal opinion relating to certain tax matters; and

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  we shall have delivered a legal opinion and certain other certificates relating to the satisfaction of the required conditions.

Regarding the Trustee

        We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of the Company, the indenture and the Trust Indenture Act limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any "conflicting interest" within the meaning of the Trust Indenture Act, it must eliminate such conflict or resign.

No Personal Liability of Directors, Officers, Employees or Shareholders

        None of our past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants. We will incorporate by reference into the registration statement of which this prospectus forms a part the form of warrant agreement, including a form of warrant certificate, if any, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants.

        The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

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  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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  if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

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  if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise of the warrants, and a description of that series of our preferred stock;

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  if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;

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  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

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  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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  any applicable material U.S. federal income tax consequences;

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  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

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  if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  the anti-dilution provisions of the warrants, if any;

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  any redemption or call provisions;

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  whether the warrants are to be sold separately or with other securities as parts of units; and

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Transfer Agent and Registrar.    The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

        We may sell the offered securities in any of the ways described below or in any combination or any other way set forth in an applicable prospectus supplement from time to time:

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  to or through underwriters or dealers in a public offering and sale by them;

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  through one or more agents;

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  directly to purchasers or to a single purchaser; or

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  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction

        Any underwritten offering may be on a best efforts or a firm commitment basis. We may also sell securities to our shareholders as part of a dividend on our common shares if our board of directors, in the future, should elect to pay dividends with a combination of cash and common shares.

        The distribution of the securities may be effected from time to time in one or more transactions:

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  at a fixed price, or prices, which may be changed from time to time;

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  at market prices prevailing at the times of sale;

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  at prices related to prevailing market prices; or

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  at negotiated prices.

        For example, we may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may also sell securities through a rights offering, forward contracts or similar arrangements.

        Any of the prices may present a discount to the then prevailing market prices.

        The securities issued and sold under this prospectus will have no established trading market, other than our common stock, which is listed on NASDAQ. Any shares of our common stock sold pursuant to this prospectus will be eligible for listing and trading on NASDAQ, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common stock, may or may not be listed on a national securities exchange or other trading market.

        In connection with each offering, a prospectus supplement will describe the method of distribution of the securities and any applicable restrictions. The prospectus supplement will also describe the specific terms of the offering of the securities, including the following:

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  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

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  the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers;

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  the compensation payable to each participant in the offer and sale of the securities, including discounts, concessions and commissions;

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  the nature of the underwriters' obligation to take the securities, including best efforts or firm commitment obligations; and

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  any securities exchanges on which the securities may be listed.

        If we sell directly to institutional investors or others, they may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. Unless otherwise indicated in a prospectus supplement, if we sell through an agent, such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an "underwriter" of the securities as that term is defined in the Securities Act. If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        We may authorize agents, underwriters and dealers to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in a prospectus supplement. The prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts. Delayed delivery contracts will contain definite fixed price and quantity terms. The obligations of a purchase under these delayed delivery contracts will be subject to only two conditions:

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  that the institution's purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and

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  that we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed contracts.

        To the extent permitted by and in accordance with Regulation M under the Exchange Act, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of the activities at any time.

        To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on NASDAQ may engage in passive market making transactions in the securities on NASDAQ during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

        The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

        The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

        No securities may be sold under this prospectus without delivery, in paper format or in electronic format, or both, of the applicable prospectus supplement describing the method and terms of the offering.

LEGAL MATTERS

        Unless indicated otherwise in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Pepper Hamilton LLP, Philadelphia, Pennsylvania. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

        The consolidated financial statements incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K and the effectiveness of Collegium Pharmaceutical, Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document.

        We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC's website at http://www.sec.gov and in the "Investor Relations" section of our website at http://www.collegiumpharma.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-37372):

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  Our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 27, 2019;

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  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 filed with the SEC on May 8, 2019 and August 7, 2019, respectively;

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  Our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 15, 2019;

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  Our Current Report on Form 8-K filed with the SEC on April 30, 2019; and

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  The description of our common stock contained in our registration statement on Form 8-A (File No. 001-3732) filed with the SEC on May 1, 2015, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Collegium Pharmaceutical, Inc.
Attention: Corporate Secretary
100 Technology Center Drive
Stoughton, MA 02072
(781) 713 3699

$125,000,000

2.625% Convertible Senior Notes due 2026

PROSPECTUS SUPPLEMENT

Jefferies

February 10, 2020